UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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INDEPENDENCE REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INDEPENDENCE REALTY TRUST, INC.

Principal executive office address through April 23, 2016:

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Principal executive office address after April 23, 2016:

Two Logan Square

100-120 North 18th Street, Suite 2300

Philadelphia, PA 19103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 12, 2016

To the Stockholders of INDEPENDENCE REALTY TRUST, INC.:

Notice is hereby given that the annual meeting (the “Annual Meeting”) of stockholders of INDEPENDENCE REALTY TRUST, INC., a Maryland corporation (“IRT”), will be held at IRT’s offices at Two Logan Square, 100-120 North 18th Street, Suite 2300, Philadelphia, PA 19103, on Thursday, May 12, 2016, at 9:00 A.M., Philadelphia time, for the following purposes:

1. To elect seven directors to serve until the next annual meeting of stockholders in 2017.

2. To approve the selection of KPMG LLP as the independent registered public accounting firm for IRT for the fiscal year ending December 31, 2016.

3. To approve the amendment and restatement of the IRT Long Term Incentive Plan (the “LTIP”), including increasing the number of IRT’s shares of common stock authorized for issuance under the LTIP and extending the term of the LTIP, and the termination of the IRT Independent Directors Compensation Plan.

4. To transact such other business as may properly be brought before the Annual Meeting and any adjournment, postponement or continuation thereof.

Only stockholders of record on the books of IRT at the close of business on March 14, 2016 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and at the offices of IRT given above. The stock transfer books will not be closed.

STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

By order of the Board of Directors,

/s/ ANDERS F. LAREN
Anders F. Laren
Secretary

March 31, 2016

INDEPENDENCE REALTY TRUST, INC.

Address through April 23, 2016:

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Address after April 23, 2016:

Two Logan Square

100-120 North 18th Street, Suite 2300

Philadelphia, PA 19103

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

GENERAL

Introduction

The 2016 annual meeting of stockholders of Independence Realty Trust, Inc., or the annual meeting, will be held on Thursday, May 12, 2016, at 9:00 A.M., Philadelphia time, at IRT’s offices at Two Logan Square, 100-120 North 18th Street, Suite 2300, Philadelphia, PA 19103, for the purposes set forth in the accompanying notice. Only stockholders of record at the close of business on March 14, 2016 will be entitled to notice of and to vote at the annual meeting. Unless we have indicated otherwise, or the context otherwise requires, references in this proxy statement to “IRT,” “we,” “us,” and “our” or similar terms are to Independence Realty Trust, Inc. and its subsidiaries. If you wish to attend the annual meeting and vote in person, you may contact Investor Relations at (215) 243-9000 for directions.

This statement is furnished in connection with the solicitation by the board of directors of IRT, or the board, of proxies from holders of our shares of common stock, par value $0.01 per share, or common stock, to be used at the annual meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to IRT, and not revoked, will be voted at the annual meeting and any and all adjournments thereof.

We will send this proxy statement and the accompanying form of proxy on or about April 4, 2016 to stockholders of record of our common stock as of March 14, 2016.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to our secretary at the address given at the top of this page, by submitting a later dated proxy or by attending the annual meeting and voting in person.

Expenses and Manner of Solicitation

We will bear the cost of soliciting proxies. Our directors, officers and regular employees may solicit proxies either personally, by letter or by telephone. We will not specifically compensate our directors, officers or employees for soliciting proxies. We expect to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our shares of common stock.

VOTING AT THE ANNUAL MEETING

At the annual meeting, only those holders of shares of common stock at the close of business on March 14, 2016, the record date, will be entitled to vote. As of the record date, 47,465,249 shares of common stock were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the annual meeting. Stockholders do not have cumulative voting rights. IRT has an authorized capitalization of 350,000,000 shares of stock, consisting of 300,000,000 shares of common stock and 50,000,000 shares of preferred stock, par value $0.01 per share. As of March 14, 2016, 2,950,815 common units, or IROP OP units, of IRT’s operating partnership, Independence Realty Operating Partnership, LP, or IROP, were outstanding and held by entities and persons unaffiliated with IRT. These IROP OP units are subject to exchange agreements containing the terms and conditions under which they could be exchanged for cash in an amount equal to the value of an equivalent number of shares of common stock as of the date IROP receives contributor’s notice of its desire to exchange or, at IROP’s option, for the equivalent number of shares of common stock. Holders of IROP OP units are not entitled to vote at the annual meeting and these exchange agreements do not confer any rights upon these holders as stockholders of IRT.

The presence at the annual meeting in person or by proxy of holders of outstanding shares of common stock entitled to cast a majority of all the votes entitled to be cast at the annual meeting will constitute a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if holders of outstanding shares of common stock entitled to cast a majority of all the votes entitled to be cast at the annual meeting do not vote on all of the proposals.

Shares of common stock represented at the annual meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum for all of the proposals, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote in person or by proxy shares of common stock held by them in nominee name will mean that such shares of common stock will not be counted for the purposes of establishing a quorum and will not be voted.

We refer to the situation where a broker does not receive voting instructions from the beneficial owner of shares of common stock on a particular matter and indicates on the proxy delivered with respect to such shares of common stock that it does not have discretionary authority to vote on that matter as a broker “non-vote.” For broker non-votes, those shares of common stock will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted. With respect to abstentions, those shares of common stock will be considered as present for the purpose of determining whether a quorum exists, but, under Maryland law, are not considered to be votes cast on a proposal. However, the NYSE MKT has taken the position that abstentions should be treated as votes cast with respect to those matters for which stockholder approval is a prerequisite to the listing of shares. Since the approval of Proposal 3 would require listing the increased number of shares of common stock issuable under the LTIP on the NYSE MKT, for Proposal 3, abstentions shall be treated as votes cast and so will have the same effect as votes against Proposal 3. For the other proposals, consistent with Maryland law, abstentions will not be treated as votes cast.

Brokers that are member firms of the NYSE MKT and who hold shares of common stock in street name for customers generally may vote their customers’ shares on proposals considered to be “routine” matters under the NYSE MKT rules and may not vote their customers’ shares on proposals that are not considered to be “routine” matters under the NYSE MKT rules if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting. Proposal One and Proposal Three described below are not considered to be “routine” matters under the NYSE MKT rules. Proposal Two described below is considered a “routine” matter under the NYSE MKT rules.

Proposal 1. In order to be elected as a director as described in Proposal 1 below, a nominee must receive a plurality of all the votes cast at the annual meeting at which a quorum is present, which means that the nominees with the most votes are elected.

Proposal 2. The affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required to approve the selection of KPMG LLP, or KPMG, as our independent registered public accounting firm as described in our discussion of Proposal 2 below.

Proposal 3. The affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required to approve the amendment and restatement of the IRT Long Term Incentive Plan, or the LTIP, including increasing the number of shares of common stock authorized for issuance under the LTIP and extending the term of the LTIP, and the termination of the IRT Independent Directors Compensation Plan, or the independent directors plan, as described in our discussion of Proposal 3 below.

Proposal 4. For any other matter which may properly come before the annual meeting as described in our discussion of Proposal 4 below, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Any proxy not specifying to the contrary, and not designated as a broker non-vote, will be voted FOR:

•	the election of the directors;

•	the approval of the selection of KPMG as the independent registered public accounting firm for IRT for the fiscal year ending December 31, 2016; and

•	the approval of the amendment and restatement of the LTIP and the termination of the independent directors plan.

Should any matters not described above be properly presented at the meeting, the persons named in the proxy will vote in accordance with their judgment. The proxy authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

PROPOSAL 1. ELECTION OF DIRECTORS

Directors

Our by-laws provide that the number of directors shall be fixed by resolution of the board, provided that there shall never be less than the minimum number required by Maryland law, nor more than 15. The board has fixed the number of directors at seven. All directors are elected for a term of one year or until their successors are elected and qualified. The board, upon the recommendation of its nominating and governance committee, or the nominating committee, has nominated Scott F. Schaeffer, William C. Dunkelberg, Ph.D., Robert F. McCadden, Mack D. Pridgen III, Richard H. Ross, DeForest B. Soaries, Jr., D.Min. and Sharon M. Tsao for election at the annual meeting for a term to expire at the 2017 annual meeting or until their successors are elected or appointed.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the nominees named in Proposal 1. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the nominating committee may recommend. The board knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation of each nominee.

Names of Directors, Principal Occupations and Other Information

Scott F. Schaeffer, age 53, has served as the chairman of our board since January 2011, our chief executive officer since February 2013 and as our president from February 2013 to August 2014. He has also served as the chief executive officer of RAIT Financial Trust, or RAIT, a real estate investment trust which is our largest stockholder and whose subsidiary is our advisor, since February 2009, its chairman since December 2010, its president from February 2008 to January 2014, its chief operating officer from February 2008 to February 2009, its co-president and co-chief operating officer from December 2006 to February 2008 and its president and chief operating officer from September 2000 to December 2006. Mr. Schaeffer served as the vice chairman of the board of directors of Resource America, Inc. (NASDAQ: REXI), a specialty finance company, from 1998 to 2000, the executive vice president of Resource America from 1997 to 1998, and a senior vice president of Resource America from 1995 to 1997. Mr. Schaeffer also served as president of Resource Properties, Inc., a wholly owned real estate subsidiary of Resource America, from 1992 to 2000. Mr. Schaeffer served as a director of Resource America until October 2002. Mr. Schaeffer holds a Bachelor of Science in Commerce from Rider University in Lawrenceville, New Jersey. Mr. Schaeffer was selected to serve on our board primarily because of his substantial involvement in the acquisition and financing of apartment properties over his career in real estate. We believe that he is uniquely capable of committing our advisor’s resources to help us identify, acquire and finance investments in apartment properties.

William C. Dunkelberg, Ph.D., age 73, has served as one of our independent directors since February 2011. Dr. Dunkelberg has served as the chairman of the board of directors since July 2005 and member of the audit committee since 2003 of Liberty Bell Bank, a publicly-traded commercial bank chartered in New Jersey. Dr. Dunkelberg serves as a Professor Emeritus in the College of Liberal Arts at Temple University in Philadelphia, Pennsylvania after having served as Professor of Economics from 1987 to his retirement in 2012 and as Dean of the School of Business and Management from 1987 to 1994. He has served as chief economist for the National Federation of Independent Business, a nonprofit industry association representing small and independent businesses, since 1973. Dr. Dunkelberg was a consultant to the National Federation of Independent Business from 1970 until he accepted the position as chief economist. He has served as Economic Strategist for Boenning & Scattergood, an independent investment banking firm, since April 2009. He co-founded Wireless Energy Solutions, a private company, in July 2009, and continues to serve on its board of directors. He previously served as a member of the board of directors of NCO Group, Inc., a public provider of business process outsourcing solutions, from 2000 until the company was sold in November 2006. Dr. Dunkelberg holds a Bachelor of Arts, a Master of Economics and a Doctor of Philosophy in Economics, each from the University of Michigan in Ann Arbor. Dr. Dunkelberg was selected to serve on our board of directors primarily because of his expertise in economics and banking and his experience as a director of both public and private companies.

Robert F. McCadden, age 58, has served as one of our independent directors since February 2011. Mr. McCadden has served as executive vice president and chief financial officer of Pennsylvania Real Estate Investment Trust, a publicly-traded REIT (NYSE: PEI), since 2004. He was a partner of KPMG LLP, or KPMG, a national accounting firm, from 2002 to 2004. Before joining KPMG, Mr. McCadden joined Arthur Andersen LLP, a national accounting firm, in 1979 and became partner in 1993. He continued as a partner of Arthur Andersen LLP until he joined KPMG in 2002. He currently serves as a trustee on the board of trustees, or the UHT board, of Universal Health Realty Income Trust (NYSE: UHT), or UHT, a publicly held REIT, and serves as a member of the audit committee of the UHT board. He is a member of the American Institute of Certified Public Accountants (AICPA), the Pennsylvania Institute of Certified Public Accountants (PICPA), the National Association of Real Estate Investment Trusts (NAREIT), the International Council of Shopping Centers (ICSC) and the NYSE Listed Company Advisory Board. Mr. McCadden is a Certified Public Accountant and holds a Bachelor of Business Administration from Temple University. Mr. McCadden was selected to serve on our board because of his accounting and financial expertise and experience with public REITs.

Mack D. Pridgen III, age 66, has served as one of our independent directors since September 2015 when he joined the board upon the consummation of our acquisition, or the TSRE acquisition, of Trade Street Residential, Inc., or TSRE, in accordance with the merger agreement relating to the TSRE acquisition. From June 2012 to September 2015, Mr. Pridgen served as a director of TSRE, including service as chairman of the board and the audit committee and as a member of the nominating and corporate governance committee. From October 2007 until February 2015, Mr. Pridgen served on the board of directors of AmREIT, a shopping center REIT, serving as audit committee chair and a member of the executive committee and the pricing committee. From 1997 until March 2007, Mr. Pridgen served as General Counsel, Vice President and Secretary of Highwoods Properties, Inc. (NYSE:HIW), a commercial REIT that owns and operates primarily suburban office properties, as well as industrial, retail and residential properties. Prior to joining Highwoods Properties, Inc., Mr. Pridgen was a partner with the law firm of Smith, Helms, Mulliss and Moore, LLP, with a specialized focus on the tax, corporate and REIT practices. Mr. Pridgen also served as a tax consultant for Arthur Andersen & Co. for 15 years. Mr. Pridgen received his Bachelor of Business Administration and Accounting degree from the University of North Carolina at Chapel Hill and his law degree from the University of California at Los Angeles School of Law. Mr. Pridgen was selected to serve on our board because of his legal and accounting financial expertise and experience with TSRE and other public REITs. Mr. Pridgen’s knowledge and experience in the area of accounting and tax, with a focus on REITs and his experience as a former executive with a publicly-traded REIT, as well as his familiarity with TSRE’s portfolio and the multi-family business more generally, contribute to the mix of qualifications and experience the board seeks to maintain.

Richard H. Ross, age 57, has served as one of our directors since September 2015 when he joined the board upon the consummation of the TSRE acquisition in accordance with the merger agreement relating to the TSRE acquisition. Since February 2016, Mr. Ross has served as executive vice president and chief financial officer of Branch Properties, LLC, or Branch, a private real estate investment firm focused primarily on high-quality, grocery-anchored neighborhood and community shopping centers located in the southeastern United States. Prior to that, Mr. Ross served as chief executive officer and president of TSRE from February 2014 to September 2015. Prior to that, Mr. Ross served as chief financial officer of TSRE since August 2013, having previously served as a financial consultant to TSRE from February 2013 to August 2013. In March 2011, Mr. Ross founded Chiron Consulting, LLC, an independent financial and operations consultancy, where he worked until becoming TSRE’s chief financial officer. From April 1998 to December 2010, Mr. Ross served as the chief financial officer for Branch. From April 1997 to April 1998, Mr. Ross served as the chief financial officer of Gearon Communications. From November 2014 to February 2016, Mr. Ross was a director of Plymouth Industrial REIT, Inc., a real estate investment trust focused on industrial properties the common stock of which is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Mr. Ross is a Certified Public Accountant in the states of Florida and Georgia. Mr. Ross was selected to serve on our board because of his accounting and financial expertise and experience with public REITs and his familiarity with TSRE’s portfolio and the multi-family business more generally.

DeForest B. Soaries, Jr., D.Min., age 64, has served as one of our independent directors since February 2011. Dr. Soaries has served as a director for the Federal Home Loan Bank of New York since January 2009, a position which he previously held from February to December 2003. In this capacity, he served on the affordable housing committee that reviews and approves housing development projects for government funding. Since 1990, he has served as the Senior Pastor of the First Baptist Church of Lincoln Gardens in Somerset, New Jersey, where he currently leads a congregation of 7,000 members. Since January 2015, he has served as a director on the board of directors, or the Ocwen board, of Ocwen Financial Corporation (NYSE: OCN), a publicly traded financial services holding company engaged in the servicing and origination of mortgage loans, and serves as a member of the audit committee of the Ocwen board. From 2004 to 2005, he served as the first chairman of the U.S. Election Assistance Commission (EAC), appointed by former President George W. Bush and confirmed by the U.S. Senate. From 1999 to 2002, Dr. Soaries served as Secretary of State of New Jersey. In this capacity, he served for three years on the Governor’s Urban Coordinating Council that guided state policy on real estate development, most of which was apartment real estate development. Dr. Soaries was a professor at the Drew University Theological School in Madison, New Jersey from 1997 to 1999, Kean University in Union, New Jersey from 1993 to 1994 and Princeton Theological Seminary in Princeton, New Jersey from 1992 to 1993 and an assistant professor at Mercer County Community College in Trenton, New Jersey from 1989 to 1991. He has led the development, ownership, conversion and management of several apartment projects as a community development executive and is currently developing a mixed-use property with approximately 80 senior housing units. Dr. Soaries holds a Bachelor of Arts in Urban and Religious Studies from Fordham University in Bronx, New York, a Master of Divinity from Princeton and a Doctor of Ministry from United Theological Seminary in Dayton, Ohio. Dr. Soaries was selected to serve on our board primarily because of his diverse background in banking, community development, apartment properties, government and as a director of the Federal Home Loan Bank of New York.

Sharon M. Tsao, age 51, has served as one of our independent directors since July 2014. Ms. Tsao has served as an executive officer of Contemporary Staffing Solutions, Inc., or CSS, a workforce management company, since 2011, been a principal of CSS since 2001 and served in other roles on the leadership team of CSS since its inception in 1994. Before joining CSS, she was a national account sales representative with Ceridian Corporation, a publicly traded company now known as Arbitron Inc. (NYSE:ARB), from 1988 to 1994. Ms. Tsao holds a Bachelor of Science degree in finance and marketing from Drexel University. Ms. Tsao was selected to serve on our board because of her broad business knowledge and experience gained in leadership roles in numerous areas, including finance and sales.

Information Concerning Our Board of Directors, Committees and Governance

Corporate Governance Profile

Our shares of common stock are listed on the NYSE MKT under the symbol “IRT” and we are subject to the NYSE MKT’s listing standards. We have adopted corporate governance guidelines and charters for the audit, compensation and nominating committees of the board intended to satisfy NYSE MKT listing standards. We have also adopted a code of ethics, or the code of ethics, for our directors, officers and employees intended to satisfy NYSE MKT listing standards and the definition of a “code of ethics” set forth in applicable Securities and Exchange Commission, or SEC, rules. Our corporate governance guidelines, code of ethics and these charters are available on our website at www.irtreit.com.

We operate under the direction of our board of directors. Our board of directors is responsible for the overall management and control of our affairs. Our board of directors has delegated authority to make investments within certain parameters and in accordance with our investment guidelines to our advisor and our board of directors’ prior approval for investments outside those parameters is required. See-“Our Advisor, Our Property Manager and Related Agreements-Our Advisory Agreement” below. Our board of directors reviews all investment decisions involving the acquisitions of properties at least quarterly with management.

We currently have seven directors, five of whom are independent directors under standards established by the SEC and the NYSE MKT. Our independent directors are Messrs. Dunkelberg, McCadden, Pridgen and Soaries and Ms. Tsao. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies.

Our board of directors has approved our publicly disclosed objectives and strategies on investments and borrowing. The directors may establish further written objectives and strategies on investments and borrowings, or modify existing strategies and objectives, and will monitor our administrative procedures, investment operations and performance.

The board has no policy in principle with respect to the separation of the offices of chairman and the chief executive officer. Since February 2013, Mr. Schaeffer has served as both chairman and chief executive officer. From January 2011 to February 2013, the offices were separated with Mr. Schaeffer serving as chairman. In the periods when the positions of chairman and chief executive officer have been held by the same person, including the current time, no lead independent director has been designated. The board believes that our corporate governance guidelines provide it with appropriate flexibility to determine from time to time the leadership structure for IRT that best enables it to pursue its business strategies and goals. The board considered Mr. Schaeffer’s significant experience in the industry, with RAIT and with IRT as part of its rationale for deciding to combine the roles. The board believes that its current leadership structure is appropriate at this time because it enhances Mr. Schaeffer’s ability to provide strong and consistent leadership and a unified voice for IRT and because the board believes its governance processes, as reflected in our corporate governance guidelines and board committee charters, preserve board independence by ensuring independent discussion among directors and independent evaluation of, and communication with, members of senior management.

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our board of directors is not staggered, with each of our directors subject to annual re-election;

•

of the seven persons who serve on our board of directors, five, or 71%, of our directors, have been determined by us to be independent for purposes of the NYSE MKT’s corporate governance listing standards;

•	we have opted out of the business combination and control share acquisition statutes in the Maryland General Corporation Law, or the MGCL; and

•	we do not have a stockholder rights plan.

The board held a total of 12 meetings during 2015. The board currently has a standing audit committee, compensation committee and nominating committee. The directors who serve on these committees, the current chairman of these committees and the number of meetings these committees held during 2015 are set forth below:

Board Member	Audit	Compensation	Nominating
Scott F. Schaeffer
William C. Dunkelberg, Ph.D	X	X(1)	Chairman
Robert F. McCadden	Chairman	X	X(1)
Mack D. Pridgen III
Richard H. Ross
DeForest B. Soaries, Jr., D.Min	X	Chairman	X
Sharon M. Tsao		X(1)	X(1)
Meetings held in 2015	13	4	3

(1)	On May 14, 2015, on the recommendation of the nominating committee, the board (i) accepted Dr. Dunkelberg’s offer to cease serving on the compensation committee and appointed Ms. Tsao to fill the vacancy on the compensation committee created by such action and (ii) accepted Mr. McCadden’s offer to cease serving on the nominating committee and appointed Ms. Tsao to fill the vacancy on the nominating committee created by such action.

During 2015, all incumbent directors attended at least 75% of the aggregate of:

•	the total number of meetings of the board held during the period for which the director had been a director; and

•	the total number of meetings held by all committees of the board on which the director served during the periods that the director served.

Our corporate governance guidelines provide that directors are invited and encouraged to attend our annual meeting of stockholders. Four of the five directors of IRT serving at the time attended our 2015 annual meeting of stockholders.

Our corporate governance guidelines provide that the independent directors will meet in executive session on a regularly scheduled basis, but not less frequently than quarterly. Our corporate governance guidelines provide that the director who presides at these meetings of the independent directors will be rotated each meeting among the chairs of the audit committee, compensation committee and nominating committee, in the following order: audit committee chairman, compensation committee chairman and nominating committee chairman. Our corporate governance guidelines provide that any interested parties desiring to communicate with the independent directors regarding IRT may directly contact such directors by delivering correspondence in care of IRT’s secretary at the address of our principal executive office on the cover page hereof. Stockholders may send communications to the board by sending them to IRT’s secretary as well. The secretary will forward these communications to the chairman of the audit committee, who will distribute them to the board members to whom the communications are addressed.

Board Role in Risk Oversight

The board’s role is to oversee IRT’s risk management process. The board oversees risk through: (i) review and discussion of regular periodic reports to the board and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business; (ii) required approval by the audit committee of all related party transactions; (iii) review and discussion of drafts of IRT’s periodic reports to the SEC; and (iv) regular periodic reports from our independent public accounting firm and other outside consultants, if necessary, regarding various areas of potential risk, including, among others, those relating to the qualification of IRT as a REIT for U.S. federal income tax purposes and our internal controls over disclosure and financial reporting.

The audit committee enhances the board’s oversight of risk management. The audit committee’s role is also one of oversight, recognizing that management is responsible for executing IRT’s risk management policies. The audit committee’s responsibilities include discussing with management, the independent auditor and the internal auditor policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

The compensation committee also enhances the board’s oversight of risk management by considering the impact of IRT’s compensation plans, and the incentives created by IRT’s compensation plans, on IRT’s risk profile.

Board Committees

We currently have a standing audit committee, compensation committee and nominating committee. All of our standing committees consist solely of independent directors, the principal functions of which are briefly described below. Our board of directors may from time to time establish other committees to facilitate our management.

Audit Committee

Our board has established an audit committee consisting of three of our independent directors, William C. Dunkelberg, Robert F. McCadden and DeForest B. Soaries, Jr. Mr. McCadden is the audit committee chairman and an audit committee financial expert, as defined by applicable rules promulgated by the SEC and the NYSE MKT corporate governance listing standards. Our audit committee operates pursuant to a written charter adopted by our board. The principal functions of the audit committee are oversight related to:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function;

•	oversight of compliance with our code of ethics, including the review of related party transactions and the granting of waivers to the code of ethics; and

•	our overall risk profile, as described in “Board Role in Risk Oversight” above.

The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement. The audit committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement.

Our board has delegated oversight of compliance with our code of ethics to our audit committee, including the review of related party transactions and the granting of waivers to the code of ethics. If the audit committee grants any waivers to the code of ethics for any of our executive officers and directors, we will promptly disclose such waivers as required by law or NYSE MKT regulations.

Audit Committee Report

In connection with the preparation and filing of Independence Realty Trust, Inc.’s, or IRT, annual report on Form 10-K for the year ended December 31, 2015, or the annual report:

•	The audit committee of the board of directors of IRT, or the audit committee, has reviewed and discussed the audited financial statements to be included in the annual report with IRT’s management;

•

The audit committee has discussed with IRT’s independent registered public accounting firm, KPMG LLP, or KPMG, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380),1 as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T;

•

The audit committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence, and has discussed with KPMG the independence of KPMG and satisfied itself as to KPMG’s independence; and

•	Based on the review and discussions referred to above, the audit committee recommended to the board of directors of IRT that the audited financial statements be included in the annual report.

The audit committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent IRT specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors:
Robert F. McCadden, Chairman
William C. Dunkelberg
DeForest B. Soaries, Jr

Compensation Committee

Our board of directors has established a compensation committee consisting of three of our independent directors. The members of the compensation committee in 2015 were Dr. Dunkelberg, Mr. McCadden and Dr. Soaries until May 2015 when Ms. Tsao replaced Dr. Dunkelberg on the compensation committee as described above. Mr. Soaries is the compensation committee chairman. Our compensation committee operates pursuant to a written charter adopted by our board. The principal functions of the compensation committee include:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, if any, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration, if any, of our chief executive officer based on such evaluation;

•	reviewing and approving the compensation, if any, of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	overseeing plans and programs related to the compensation of the advisor, including fees payable to the advisor pursuant to the advisory agreement with our advisor;

•	implementing and administering our long term incentive award plan, or the LTIP, and any other incentive compensation equity-based remuneration plans, if any;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Mr. Schaeffer, our chairman and chief executive officer, provides input and recommendations to the compensation committee for the compensation, if any, paid to each of our named executives and persons affiliated with our advisor. The compensation committee considers these recommendations when making compensation decisions, including awards under the LTIP.

Under its charter, the compensation committee has authority to retain compensation consultants, outside counsel, and other advisors that the committee deems appropriate, in its sole discretion, to assist it in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants. The compensation committee did not engage a compensation consultant in 2015. In February 2016, the compensation committee selected FPL Associates L.P., or FPL, to serve as the compensation committee’s independent compensation consultant going forward. FPL consultants have been engaged by RAIT’s compensation committee since December 2014. The compensation committee assessed the independence of FPL pursuant to the rules prescribed by the SEC and the NYSE MKT and concluded that no conflict of interest existed in 2016 that would prevent FPL from serving as an independent consultant to the compensation committee. During 2015, the compensation committee engaged the law firm of Duane Morris LLP, or Duane Morris, to advise it regarding awards to be made under the LTIP. Duane Morris attorneys are also engaged by RAIT to represent RAIT. The compensation committee has reviewed these engagements using the factors set forth in NYSE MKT standards for compensation committee consultants mandated by the Dodd-Frank Act. The compensation committee considers the attorneys at Duane Morris who represent the compensation committee to be independent from our management and independent under these standards.

Nominating Committee

Our board has established a nominating committee consisting of three of our independent directors. The members of the nominating committee in 2015 were Dr. Dunkelberg, Mr. McCadden and Dr. Soaries until May 2015 when Ms. Tsao replaced Mr. McCadden on the nominating committee as described above. Mr. Dunkelberg is the nominating committee chairman. Our nominating committee operates pursuant to a written charter adopted by our board. The principal functions of the nominating committee include:

•	identifying and recommending to the full board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the board corporate governance guidelines and implementing and monitoring such guidelines;

•	reviewing and making recommendations on matters involving the general operation of the board, including board size and composition, and committee composition and structure;

•	recommending to the board nominees for each committee of the board;

•

annually facilitating the assessment of the board’s performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE MKT corporate governance listing standards; and

•	overseeing the board’s evaluation of management.

The nominating committee uses a variety of methods for identifying and evaluating nominees for director. In recommending director nominees to the board, the nominating committee solicits candidate recommendations from its own members, other directors and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential director nominees. The nominating committee assesses the appropriate size of the board and whether any vacancies on the board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the nominating committee considers whether to fill those vacancies and, if applicable, considers various potential director candidates. These candidates are evaluated at regular or special meetings of the nominating committee, and may be considered at any point during the year. The nominating committee seeks to make its recommendations for director nominees for each annual meeting to the board at its first meeting held each year.

The nominating committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. The nominating committee seeks to ensure that the membership of the board and each committee of the board satisfies all relevant listing standard requirements of the NYSE MKT and applicable laws and regulations and all requirements of our governance documents, as well as to provide directors who have a mixture of skills relevant to our business. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the nominating committee may look for in any particular director nominee depends on the qualifications, qualities, experience and skills of the rest of the directors at the time of any vacancy on the board. The nominating committee does not have a formal policy regarding the consideration of diversity in identifying director nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a director of IRT as a result of their sex, race, religion, creed, sexual orientation or disability.

The nominating committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. In evaluating candidates, the nominating committee considers the attributes of the candidate and the needs of the board, and will review all candidates in the same manner, regardless of the source of the recommendation. The nominating committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals and Nominations.”

PROPOSAL 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

2014 Auditor Change

In the first quarter of 2014, the audit committee completed a competitive process to review the appointment of IRT’s independent registered public accounting firm for the year ending December 31, 2014. As a result of this process, on March 28, 2014, the audit committee approved appointing KPMG to serve as IRT’s independent public accountants for the fiscal year ending December 31, 2014. Grant Thornton LLP, or Grant Thornton, notified IRT on March 19, 2014 that it would not participate in this process and so declined to stand for re-appointment for that role. During 2014, the audit committee engaged KPMG to re-audit the consolidated financial statements of IRT for the fiscal years ended December 31, 2013 and 2012.

The audit reports of Grant Thornton on the consolidated financial statements of IRT for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through March 19, 2014, there were: (1) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) and related instructions of Regulation S-K) between IRT and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference thereto in their reports on IRT’s financial statements for such years, and (2) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through March 28, 2014, IRT did not consult with KPMG regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on IRT’s financial statements, and KPMG did not provide any written report or oral advice that KPMG concluded was an important factor considered by IRT in reaching a decision as to any such accounting, auditing or financial reporting issue; or (3) any matter that was either the subject of a disagreement” (as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K) or “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Approval of KPMG

We are asking our stockholders to approve the selection of KPMG as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2016. Although approval is not required by our bylaws or otherwise, the board is submitting the selection of KPMG to our stockholders for approval as a matter of good corporate practice. The audit committee has not yet engaged an independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2016. If KPMG is not approved, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if KPMG is approved, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of IRT and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE SELECTION OF KPMG TO AUDIT THE FINANCIAL STATEMENTS OF IRT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

We expect that representatives of KPMG will be present at the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The following table presents the aggregate fees billed by KPMG for each of the services listed below for each of our last two fiscal years.

	2015	2014
Audit Fees(1)	$735,000	$570,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	152,500	30,000
All Other Fees(4)	—	—

Total	$887,500	$600,000

(1)	Audit fees consisted of the aggregate fees billed for professional services rendered by KPMG in connection with its audit of our consolidated financial statements, audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, audits of our consolidated subsidiaries and its reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years. Audit fees for 2015 include fees of $200,000 associated with our acquisition of TSRE. Audit fees for 2014 include fees of $125,000 associated with the reaudit of our consolidated financial statements for 2013 and 2012. In addition, audit fees include fees of $85,000 and $135,000 during 2015 and 2014, respectively, associated with the registration and/or issuance of our shares of common stock.

(2)	These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards; however, no such services were rendered in the relevant periods.

(3)	Tax fees consist of the aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice and tax planning. Tax fees for 2015 include fees of $77,500 associated with our acquisition of TSRE.

(4)	All other fees consist of the aggregate fees billed for products and services provided by KPMG other than the services described under audit fees, audit-related fees and tax fees; however, no such products and services were provided in the relevant periods.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. All of the audit and audit- related services described above were pre-approved by the audit committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule. The audit committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement.

PROPOSAL 3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE LTIP AND THE TERMINATION OF THE INDEPENDENT DIRECTORS PLAN

In March 2016, the board adopted, upon the recommendation of the compensation committee, subject to stockholder approval at the annual meeting, an amendment and restatement of the LTIP and the termination of the independent directors plan that would include the following changes:

•	The name of the LTIP would be changed from the “Independence Realty Trust, Inc. Long Term Incentive Plan” to the “Independence Realty Trust, Inc. 2016 Long Term Incentive Plan.”

•

The total number of shares of common stock authorized for issuance under the LTIP would be increased from 800,000 shares of common stock (of which 81,325 shares of common stock remain available for issuance) to 4,300,000 shares of common stock, an increase of 3,500,000 shares of common stock.

•	The term of the LTIP would be extended so that the LTIP would terminate on May 12, 2026, as opposed to July 29, 2023.

•	The independent directors plan would be terminated and future director awards would be made under the proposed amended and restated LTIP, or the proposed LTIP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE LTIP AND THE TERMINATION OF THE INDEPENDENT DIRECTORS PLAN IN PROPOSAL 3.

Stockholder approval is being sought (i) so that the compensation attributable to grants under the LTIP (including cash awards) may qualify for the exemption from the $1 million deduction limit under section 162(m) of the Internal Revenue Code, or IRC (see discussion of section 162(m) under the section entitled “Federal Income Tax Consequences” below), (ii) in order for incentive stock options, or ISOs, to meet the requirements of section 422 of the IRC, and (iii) in order to meet the NYSE MKT listing standards.

The board has directed that the proposal to approve the amendment and restatement of the LTIP, which includes the increase in the number of shares of common stock that may be issued under the LTIP, and the director plan termination be submitted to IRT’s stockholders for their approval at the annual meeting. The board and compensation committee believe that the approval of the proposed amendment and restatement of the LTIP and the termination of the independent directors plan by the stockholders will further IRT’s ability to attract, retain and motivate top quality employees, officers, consultants, directors, trustees, consultants or advisors of IRT or any affiliate of IRT, or the eligible participants. We use the term participants to include eligible participants and their defined beneficiaries under the LTIP. The board and compensation committee believe IRT’s compensation structure and overall compensation strategy, including the ability of eligible participants to acquire or increase their equity stake in IRT, are material to IRT’s success, and the board and compensation committee have concluded that these would be enhanced by the proposed amendment and restatement of the LTIP and director plan termination.

The board and compensation committee believe that the shares of common stock remaining available for issuance under the LTIP are not sufficient to maintain an appropriate mix of equity-based incentives and that the compensation committee will need to consider alternative cash-settled instruments if this proposal is not approved by stockholders. The board and compensation committee believe that the independent director plan which was implemented in 2011 is too inflexible and restrictive to permit appropriate modifications to director compensation given IRT’s growth and the expansion of board and board committee responsibilities since that time. Our board believes that increasing the aggregate number of shares of common stock issuable under the LTIP, as contemplated by the proposed amendment and restatement of the LTIP, and the corresponding extension of the expiration date is essential to facilitate IRT’s anticipated future growth by enabling it to attract and retain qualified eligible participants through equity participation in IRT. As discussed in “Compensation Discussion and Analysis” below, our board believes that our equity compensation program is directly linked to our business objectives of generating income for our stockholders and growing our market capitalization. For example:

•

While we do not pay our named executive officers any cash compensation, the compensation committee may grant our named executive officers equity awards intended to align their interests with those of our stockholders, thereby allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends

•

These equity awards for eligible participants other than non-management directors are generally subject to vesting requirements, and are designed to promote the retention of management and to achieve strong performance for IRT.

•

These awards further provide flexibility to us in our ability to enable our advisor, property manager and their respective affiliates to attract, motivate and retain talented individuals at our advisor, property manager and their respective affiliates.

Dilution. The board anticipates that the 3,500,000 additional shares being requested for the proposed LTIP will be sufficient to provide projected equity incentives for IRT’s compensation plans for at least four or five years beyond 2016 assuming that its annual usage remains consistent with proposed awards in 2016. The 3,500,000 new shares would represent approximately 7.4% of the shares of common stock outstanding as of March 14, 2016 and, on a fully diluted basis, 6.9% of common stock and IROP OP units exchangeable, at our option, for shares of common stock outstanding as of March 14, 2016. The board believes the proposed LTIP represents a reasonable amount of potential dilution and a strong alignment of interests between our named executive officers, who are expected to be paid in equity compensation in lieu of cash for 2016, and our other award recipients under the proposed LTIP, with those interests of all our stockholders.

MATERIAL FEATURES OF THE LTIP

General. The material features of the proposed LTIP are summarized below. A copy of the full text of the proposed LTIP is attached to this Proxy Statement as Appendix B-1. This summary of the proposed LTIP is not intended to be a complete description of the proposed LTIP and is qualified in its entirety by the actual text of the proposed LTIP in Appendix B-1. The termination of the independent directors plan is summarized below. A copy of the termination of the independent directors plan, or the director plan termination, is attached to this Proxy Statement as Appendix B-2. This summary of the director plan termination is not intended to be a complete description of the director plan termination and is qualified in its entirety by the actual text of the director plan termination in Appendix B-2.

Name. The proposed amendment and restatement of the LTIP would change the name of the LTIP from the “Independent Realty Trust, Inc. Long Term Incentive Plan” to the “Independent Realty Trust, Inc. 2016 Long Term Incentive Plan.”

Shares Issuable Under the LTIP. The proposed amendment and restatement of the LTIP would increase the total number of shares of common stock authorized for issuance under the LTIP from 800,000 shares of common stock (of which 81,325 shares of common stock remain available for issuance) to 4,300,000 shares of common stock, an increase of 3,500,000 shares of common stock. This number is subject to adjustment in certain circumstances as described below. The shares of common stock may be authorized but unissued shares of common stock, treasury common stock or common stock purchased on the open market for purposes of the LTIP. awards settled in cash will not count against the foregoing common stock limit. For a description of how awards made under the proposed LTIP would affect the number of shares of common stock issuable under the proposed LTIP, see “Share Counting” below.

Current LTIP Information. The maximum number of shares of common stock that may be issued under the LTIP currently is 800,000 shares of common stock. As of March 14, 2016, of the 800,000 shares authorized for issuance under the LTIP, there were (a) 635,333 shares of common stock issued or reserved relating to awards comprised of (i) 351,000 shares of common stock underlying outstanding SARs, and (ii) 284,333 unvested outstanding restricted stock awards and (b) 81,325 shares of common stock available for new awards under the LTIP. Additionally, the weighted average exercise price and term of the outstanding SARs was $9.13 and 3.7 years, respectively, at March 14, 2016. If the proposed amendment and restatement of the LTIP is approved by stockholders at the annual meeting, the total number of shares of common stock that may be issued under the LTIP will be 4,300,000 shares of common stock, with 3,581,325 shares of common stock available for new grants.

Term. The term of the LTIP would be extended so that the LTIP would terminate on May 12, 2026, as opposed to July 29, 2023.

Share Counting. The proposed LTIP changes the share counting provisions of the LTIP to place further limits on share recycling. Under the proposed LTIP, the number of shares covered by an award providing it will be settled with the issuance of shares of common stock in whole or in part, or a shares award, will be subtracted from the LTIP share reserve as of the date of grant, but will be added back to the LTIP share reserve to the extent described below and otherwise will not be added back. For the avoidance of doubt: (i) shares withheld from a shares award or delivered by a participant to satisfy minimum tax withholding requirements will not be available for issuance pursuant to awards granted under the LTIP; (ii) if the exercise price of an option is satisfied by delivering shares of common stock to IRT (by either actual delivery or attestation), the number of shares remaining available for issuance pursuant to awards granted under the LTIP will not be increased by the shares so delivered (by delivery or attestation); and (iii) to the extent that the full number of shares of common stock subject to an option or SAR is not issued upon exercise of the option or SAR for any reason, including by reason of net-settlement of such option or SAR (including a net settlement of a SAR that would be reported as a disposition of shares to IRT under Section 16 of the Exchange Act), the number of shares remaining available for issuance pursuant to awards granted under the LTIP will not be increased by the shares that were not so issued. Shares covered by an award which is not a shares award, including, without limitation, an award that provides that such award may be settled solely in cash, will not be subtracted from the LTIP share reserve at any time. Under the current provisions of the LTIP, shares of common stock would be available for reissuance in the circumstances described in clauses (i) through (iii) above. To the extent that a shares award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares subject to the shares award will again be available for issuance pursuant to awards granted under LTIP. Shares subject to shares awards settled in cash will again be available for issuance pursuant to awards granted under the LTIP. To the extent that the full number of shares of common stock subject to an award other than an option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of shares issued and delivered will be considered for purposes of determining the number of Shares remaining available for issuance pursuant to awards granted under the LTIP. To the extent that the full number of shares of common stock subject to a shares award is not issued by reason of failure to achieve maximum performance goals, only the number of shares issued and delivered shall be considered for purposes of determining the number of shares remaining available for issuance pursuant to awards granted under the LTIP. Substitute awards granted pursuant to the LTIP will not count against the shares otherwise available for issuance under the LTIP.

Individual Limitation. The current LTIP has no limitation on the amount of awards that may be made to an individual during any calendar year. The proposed LTIP adds an individual limitation. Under the proposed LTIP, with respect to shares awards, the maximum aggregate number of shares with respect to which all such shares awards may be made under the LTIP to any individual during any calendar year will be 500,000 shares (subject to the mandatory adjustments provisions described below). This limitation will not apply to awards that are not shares awards, including, without limitation, awards that provide they may be settled solely with the equivalent value in cash or other property and may not be settled with shares.

Administration. The LTIP is administered and interpreted by the compensation committee. While the LTIP provides that the board may reserve to itself any or all of the authority and responsibility of the compensation committee under the LTIP or may act as administrator of the LTIP for any and all purposes, consistent with NYSE MKT rules, the board expects to continue to delegate administration of the LTIP to the compensation committee. The compensation committee has the authority under the LTIP to: grant awards; designate participants; determine the type or types of awards to be granted to each participant; determine the number of awards to be granted and the number of shares, operating partnership interests or dollar amount to which an award will relate; determine the terms and conditions of any award granted under the LTIP; prescribe the form of each award certificate, which need not be identical for each participant; decide all other matters that must be determined in connection with an award; establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the LTIP; make all other decisions and determinations that may be required under the LTIP or as the compensation committee deems necessary or advisable to administer the LTIP; amend the LTIP or any award certificate as provided herein; and adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which IRT or any affiliate may operate, in order to assure the viability of the benefits of awards granted to participants located in such other jurisdictions and to meet the objectives of the LTIP.

Eligibility for Participation. Awards may be granted only to eligible participants, which includes eligible participants of affiliates. The proposed LTIP clarifies the definition of affiliates under the plan to specifically reference IRT’s advisor and property manager and their affiliates to remove any ambiguity that might be created if affiliates were limited to entities that are subsidiaries, parents or in a control relationship with IRT.

The compensation committee may grant options intended to qualify as ISOs within the meaning of Section 422 of the IRC, so-called “nonqualified stock options” that are not intended to so qualify, or NQSOs, or any combination of ISOs and NQSOs. Anyone eligible to participate in the LTIP may receive a grant of NQSOs. ISOs may be granted only to eligible participants who are employees of IRT or a parent or subsidiary as defined in Section 424(e) and (f) of the IRC. Eligible participants who are service providers to an affiliate may be granted options or SARs under the LTIP only if the affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under IRC Section 409A. We refer to the requirements in this paragraph as the tax limitations.

All of our officers and directors are eligible to participate under the LTIP, subject to the tax limitations. In addition, employees, officers, directors, trustees, consultants and advisors of RAIT, our advisor and our property manager who have contributed to the success of IRT or its subsidiaries and affiliates are be eligible to participate in the LTIP, subject to the tax limitations. As of March 14, 2016, all of IRT’s four officers and six non-employee directors would be eligible to receive grants under the LTIP. As of March 1, 2016, RAIT, our advisor and our property manager had, in the aggregate, 870 employees, including officers, and RAIT has nine trustees, who could be considered by the compensation committee for eligibility to receive grants under the LTIP, subject to the tax limitations. It is not possible to specify in advance the number of other advisors and consultants who may be eligible for awards.

Types of awards. The LTIP currently provides for the grant of nonqualified options, incentive stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, deferred stock units, performance awards, dividend equivalents, other awards, or any other right or interest relating to the common stock or cash. The proposed LTIP would not change the types of awards available under the LTIP.

Stock options. An option is a right granted to a participant under the LTIP to purchase common stock at a specified price during specified time periods. The compensation committee is authorized to grant options, which may be ISOs or NQSOs, to participants on the following terms and conditions. The exercise price per share of common stock under an option will be determined by the compensation committee, provided that the exercise price for any option (other than an option issued as a substitute award) will not be less than the fair market value as of the grant date. The LTIP defines fair market value while the common stock is listed on a securities exchange as the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported. The LTIP also defines fair market value in the event the common stock is not listed. The compensation committee determines the time or times at which an option may be exercised in whole or in part. Except for NQSOs granted to participants outside the United States, no option granted under the LTIP will be exercisable for more than ten years from the grant date. The compensation committee will also determine the performance or other conditions, if any, that must be satisfied before all or part of an option may be exercised or vested. The compensation committee determines the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, shares of common stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of common stock will be delivered or deemed to be delivered to participants. No option will provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the option. No option will provide for dividend equivalents. ISOs must comply with the tax limitations.

SARs. A SAR is a right granted to a participant under the LTIP to receive a payment equal to the excess, if any, of the fair market value of one share of common stock on the date of exercise over the base price of the SAR as determined by the compensation committee, which will not be less than the fair market value of one share on the grant date. The compensation committee is authorized to grant SARs to participants on the following terms and conditions. Except for SARs granted to participants outside the United States, no SAR will be exercisable for more than ten years from the grant date. No SAR will provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR. No SAR will provide for dividend equivalents. Subject to these limitations, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR will be determined by the compensation committee at the time of the grant of the award and will be reflected in the relevant award certificate.

Restricted Stock, Restricted Stock Units and Deferred Stock Units. Restricted stock means shares of common stock granted to a participant under the LTIP that is subject to certain restrictions and to risk of forfeiture. Restricted stock unit means a right granted to a participant under the LTIP to receive shares of common stock (or the equivalent value in cash or other property if the compensation committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture. Deferred stock unit means a right granted to a participant under the LTIP to receive shares of common stock (or the equivalent value in cash or other property if the compensation committee so provides) at a future time as determined by the compensation committee, or as determined by the participant within guidelines established by the compensation committee in the case of voluntary deferral elections. The compensation committee is authorized to make awards of restricted common stock, restricted common stock units or deferred common stock units to participants in such amounts and subject to such terms and conditions as may be selected by the compensation committee. Restricted stock, restricted stock units or deferred stock units will be subject to such restrictions on transferability and other restrictions as the compensation committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the compensation committee determines at the time of the grant of the award or thereafter. Except as otherwise provided in an award certificate or any special LTIP document governing an award, the participant will have all of the rights of a stockholder with respect to an award of restricted stock, and the participant will have none of the rights of a stockholder with respect to an award of restricted stock units or deferred stock units until such time as shares of common stock are paid in settlement thereof. Unless otherwise provided in the applicable award certificate, awards of restricted stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to stockholders or, if later, the 15th day of the third month following the date the dividends are paid to stockholders. Except as otherwise determined by the compensation committee at the time of the grant of the award or thereafter, upon termination of continuous status as a participant (as defined in the LTIP) during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, restricted stock or restricted stock units that are at that time subject to restrictions will be forfeited.

Performance awards. The compensation committee is authorized to grant any award under the LTIP, including cash-based awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the compensation committee. We refer to these awards as performance awards. The compensation committee will have complete discretion to determine the number of performance awards granted to each participant and to designate the provisions of such performance awards. All performance awards will be evidenced by an award certificate or a written program established by the compensation committee. When awards that are to be considered “qualified performance-based compensation” under section 162(m) of the IRC are granted, the compensation committee will establish in writing (a) the objective performance goals that must be met, (b) the period during which performance will be measured, (c) the maximum amounts that may be paid if the performance goals are met, and (d) any other conditions that the compensation committee deems appropriate and consistent with the LTIP and the requirements of section 162(m) of the IRC for “qualified performance-based compensation.” The performance goals will satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The compensation committee will not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the compensation committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

Under the proposed LTIP, the compensation committee will use objectively determinable performance goals based on one or more of the criteria listed in Exhibit A to the proposed LTIP included as Appendix B-1 hereto and incorporated by reference herein. The current LTIP did not list specific criteria and so performance awards under the current LTIP may not be able to qualify as “qualified performance-based compensation.” Common stockholder approval of the proposed plan will enable the compensation committee to make IRC qualifying performance awards. The performance goals may relate to the participant’s business unit or the performance of IRT, a subsidiary, a parent, or affiliate, an entity sponsored by IRT, or IRT and its subsidiaries and affiliates as a whole, or any combination of the foregoing. For purposes of measuring the performance goals, the goals may also exclude items as described in such Exhibit A. Performance goals need not be uniform as among participants. Performance goals may be measured against the prior year, any other time period, an absolute goal and/or relative to a peer group or market index.

Dividend Equivalents. Except for options and SARs, the compensation committee is authorized to grant dividend equivalents with respect to awards granted hereunder, subject to such terms and conditions as may be selected by the compensation committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of common stock subject to an award, as determined by the compensation committee. The compensation committee may provide that dividend equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares, or otherwise reinvested. Unless otherwise provided in the applicable award certificate, dividend equivalents will be paid or distributed no later than the 15th day of the third month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture.

Other awards. The compensation committee is authorized, subject to limitations under applicable law, to grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock, as deemed by the compensation committee to be consistent with the purposes of the LTIP, including without limitation, limited partnership interests in IRT’s operating partnership, membership interests in a subsidiary or operating partnership, shares of common stock not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, and awards valued by reference to book value of shares or the value of securities of or the performance of specified parents or subsidiaries. The compensation committee determines the terms and conditions of such awards. For purposes of calculating the number of shares of common stock underlying an other award that is specifically payable in whole or in part in shares, relative to the total number of shares of common stock reserved and available for issuance under the LTIP, the compensation committee will establish under the share counting provisions of the LTIP the maximum number of shares to which a grantee of such other award may be entitled upon fulfillment of all applicable conditions set forth in the relevant award certificate, including vesting, accretion factors, conversion ratios, exchange ratios, performance criteria and the like. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares underlying such other award will be reduced accordingly by the compensation committee and the related shares will be added back to the shares of common stock available for issuance under the LTIP. The compensation committee may require that other awards be held through a limited partnership, or similar “look-through” entity, and the compensation committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of the LTIP. The provisions of the grant of other awards need not be the same with respect to each participant.

Change in control. Except as otherwise provided in the award certificate or any special LTIP document governing an award, upon the occurrence of a change in control as defined in the LTIP, (i) all outstanding options, SARs, and other awards in the nature of rights that may be exercised will become fully exercisable, and (ii) all time-based vesting restrictions on outstanding awards will lapse. Except as otherwise provided in the award certificate or any special LTIP document governing an award, upon the occurrence of a change in control, the target payout opportunities attainable under all outstanding performance-based awards will be deemed to have been fully earned as of the effective date of the change in control based upon an assumed achievement of all relevant performance goals at the “target” level and there will be a pro rata payout to participants within thirty (30) days following the effective date of the change in control based upon the length of time within the performance period that has elapsed prior to the change in control.

The LTIP defines a change in control as any one of the following events:

•

individuals who, on the defined LTIP effective date (currently July 29, 2013 which would become May 12, 2016 under the proposed LTIP), constitute the board, or the incumbent directors, cease for any reason to constitute at least a majority of such board; provided, that any person becoming a director after the LTIP effective date and whose election or nomination for election was approved by a vote of at least a majority of the incumbent directors then on the board will be an incumbent director; provided, further, that no individual initially elected or nominated as a director of IRT as a result of an actual or threatened election contest with respect to the election or removal of directors, or an election contest, or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the board, or a proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest, will be deemed an incumbent director; or

•

any person becomes a beneficial owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of IRT or (B) securities of IRT representing 35% or more of the combined voting power of IRT’s then outstanding securities eligible to vote for the election of directors, or IRT voting securities; provided, however, that the following acquisitions of common stock or IRT voting securities will not constitute a change in control: (w) an acquisition directly from IRT, (x) an acquisition by IRT or a subsidiary of IRT, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by IRT or any subsidiary of IRT, or (z) an acquisition pursuant to a non-qualifying transaction (as defined below); or

•

the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving IRT or a subsidiary of IRT, or the sale or other disposition of all or substantially all of IRT assets, or a CIC sale, or the acquisition of assets or stock of another corporation or other entity, or a CIC acquisition, unless immediately following such reorganization, CIC sale or CIC acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and outstanding IRT voting securities immediately prior to such reorganization, sale or acquisition beneficially own, directly or indirectly, more than 35% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding IRT voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such reorganization, CIC sale or CIC acquisition (including, without limitation, an entity which as a result of such transaction owns IRT or all or substantially all of IRT’s assets or stock either directly or through one or more subsidiaries, or the surviving entity, in substantially the same proportions as their ownership, immediately prior to such reorganization, CIC sale or CIC acquisition, of the outstanding common stock and the outstanding IRT voting securities, as the case may be, and (B) no person (other than (x) IRT or any subsidiary of IRT, (y) the surviving entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the beneficial owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the surviving entity, and (C) at least a majority of the members of the board of directors of the surviving entity were incumbent directors at the time of the board’s approval of the execution of the initial agreement providing for such reorganization, CIC sale or CIC acquisition (any reorganization, CIC sale or CIC acquisition which satisfies all of the criteria specified in (A), (B) and (C) above will be referred to as a non-qualifying transaction); or

•	approval by the stockholders of IRT of a complete liquidation or dissolution of IRT.

Term of award. The term of each award will be for the period as determined by the compensation committee, provided that in no event will the term of any option or a SAR exceed a period of ten years from its grant date.

Payments. At the discretion of the compensation committee, payment of awards may be made in cash, common stock, a combination of cash and common stock, or any other form of property as the compensation committee will determine. In addition, payment of awards may include such terms, conditions, restrictions and/or limitations, if any, as the compensation committee deems appropriate, including, in the case of awards paid in the form of common stock, restrictions on transfer and forfeiture provisions. Further, payment of awards may be made in the form of a lump sum, or in installments, as determined by the compensation committee.

Limits on Transfer. No right or interest of a participant in any unexercised or restricted award may be pledged, encumbered, or hypothecated to or in favor of any party other than IRT or an affiliate, or will be subject to any lien, obligation, or liability of such participant to any other party other than IRT or an affiliate. No unexercised or restricted award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the compensation committee may (but need not) permit other transfers (other than transfers for value) where the compensation committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an ISO to fail to be described in IRC Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable awards.

Notwithstanding the limits on transfer referenced above, a participant may, in the manner determined by the compensation committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the LTIP is subject to all terms and conditions of the LTIP and any award certificate applicable to the participant, except to the extent the LTIP and award certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the compensation committee. If no beneficiary has been designated or survives the participant, payment will be made to the participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a participant at any time provided the change or revocation is filed with the compensation committee.

Stock Trading Restrictions. All common stock issuable under the LTIP is subject to any stop-transfer orders and other restrictions as the compensation committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the common stock is listed, quoted, or traded. The compensation committee may place legends on any common stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the common stock.

Acceleration upon Death or Disability. Except as otherwise provided in the award certificate or any special LTIP document governing an award, upon the termination of a person’s continuous status as a participant by reason of death or disability:

•	all of that participant’s outstanding options and SARs will become fully exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•	the payout opportunities attainable under all of that participant’s outstanding performance-based awards will be deemed to have been fully earned as of the date of termination as follows:

•	if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

•

if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

•

in either such case, there will be a pro rata payout to the participant or his or her estate within sixty (60) days following the date of termination (unless a later date is required by Section 16.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination.

To the extent that this causes ISOs to exceed the dollar limitation set forth in Code Section 422(d), the excess options will be deemed to be NQSOs.

Acceleration for any reason. The compensation committee may in its sole discretion at any time determine that all or a portion of a participant’s options, SARs, and other awards in the nature of rights that may be exercised will become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied, in each case, as of such date as the compensation committee may, in its sole discretion, declare. The compensation committee may discriminate among participants and among awards granted to a participant in exercising this discretion. Notwithstanding anything in the LTIP, the compensation committee may not accelerate the payment of any award if such acceleration would violate IRC Section 409A(a)(3) discussed below.

Forfeiture Events. The compensation committee may specify in an award certificate that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events will include, but will not be limited to, termination of employment for cause, violation of material IRT or affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of IRT or any affiliate.

Substitute Awards. The compensation committee may grant awards under the LTIP in substitution for stock and stock-based awards held by employees of another entity who become employees of IRT or an affiliate as a result of a merger or consolidation of the former employing entity with IRT or an affiliate or the acquisition by IRT or an affiliate of property or stock of the former employing corporation. The compensation committee may direct that the substitute awards be granted on such terms and conditions as the compensation committee considers appropriate in the circumstances.

No Repricing. The proposed LTIP expands the LTIPs prohibitions on repricing. The proposed LTIP provides that the repricing of options or SARs is prohibited without prior approval of IRT’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an option or SAR to lower its exercise price or grant price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an option or SAR at a time when its exercise price or grant price is greater than the fair market value of the underlying shares in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under the mandatory adjustments provisions described below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

Mandatory Adjustments. In the event of a nonreciprocal transaction between IRT and its stockholders that causes the per-share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under the LTIP will be adjusted proportionately, and the compensation committee will make such adjustments to the LTIP and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the compensation committee may include: (i) adjustment of the number and kind of shares that may be delivered under the LTIP; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding awards or the measure to be used to determine the amount of the benefit payable on an award; and (iv) any other adjustments that the compensation committee determines to be equitable. Notwithstanding the foregoing, the compensation committee will not make any adjustments to outstanding options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding common stock (stock split), a declaration of a dividend payable in shares, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the LTIP will automatically be adjusted proportionately, and the shares then subject to each award will automatically, without the necessity for any additional action by the compensation committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving IRT (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction triggering mandatory adjustments), the compensation committee may, in its sole discretion, provide (i) that awards will be settled in cash rather than common stock, (ii) that awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying common stock, as of a specified date associated with the transaction, over the exercise price of the award, (v) that performance targets and performance periods for performance awards will be modified, or (vi) any combination of the foregoing. The compensation committee’s determination need not be uniform and may be different for different participants whether or not such participants are similarly situated. Any discretionary adjustments will be subject to the provisions relating to awards previously granted of the LTIP. To the extent that any adjustments made cause Incentive common stock options to cease to qualify as ISOs, such options will be deemed to be NQSOs.

Amendment, Modification and Termination. The board or the compensation committee may, at any time and from time to time, amend, modify or terminate the LTIP without stockholder approval; provided, however, that if an amendment to the LTIP would, in the reasonable opinion of the board or the compensation committee, either (i) materially increase the number of shares of common stock available under the LTIP, (ii) expand the types of awards under the LTIP, (iii) materially expand the class of participants eligible to participate in the LTIP, (iv) materially extend the term of the LTIP, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a stock exchange on which the shares of common stock are listed, then such amendment will be subject to stockholder approval; and provided, further, that the board or compensation committee may condition any other amendment or modification on the approval of stockholders of IRT for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of such stock exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

Awards Previously Granted. At any time and from time to time, the compensation committee may amend, modify or terminate any outstanding award without approval of the participant; provided, however:

•

Subject to the terms of the applicable award certificate, such amendment, modification or termination will not, without the participant’s consent, reduce or diminish the value of such award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an option or SAR for this purpose being calculated as the excess, if any, of the fair market value as of the date of such amendment or termination over the exercise or base price of such award);

•	The original term of an option or SAR may not be extended without the prior approval of the stockholders of IRT;

•	Except for the mandatory adjustments under the LTIP, the exercise price of an option or SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of IRT; and

•

No termination, amendment, or modification of the LTIP will adversely affect any award previously granted under the LTIP, without the written consent of the participant affected thereby. An outstanding award will not be deemed to be “adversely affected” by a LTIP amendment if such amendment would not reduce or diminish the value of such award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an option or SAR for this purpose being calculated as the excess, if any, of the fair market value as of the date of such amendment over the exercise or base price of such award).

Compliance Amendments. Notwithstanding anything in the LTIP or in any award certificate to the contrary, the board may amend the LTIP or an award certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the LTIP or award certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, IRC Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Rights of Participants. No participant will have any claim to be granted any award under the LTIP. Neither IRT, its affiliates nor the compensation committee is obligated to treat participants uniformly, and determinations made under the LTIP may be made by the compensation committee selectively among eligible participants who receive, or are eligible to receive, awards (whether or not such eligible participants are similarly situated). Nothing in the LTIP, any award certificate or any other document or statement made with respect to the LTIP, will interfere with or limit in any way the right of IRT or any affiliate to terminate any participant’s employment or status as an officer, or any participant’s service as a director, at any time, nor confer upon any participant any right to continue as an employee, officer, director, trustee, consultant or advisor of IRT or any affiliate, whether for the duration of a participant’s award or otherwise. Neither an award nor any benefits arising under the LTIP will constitute an employment contract with IRT or any affiliate and, accordingly, subject to the provisions of the LTIP discussed above regarding amendment, modification and termination, awards previously granted and compliance amendments, the benefits under the LTIP may be terminated at any time in the sole and exclusive discretion of the compensation committee without giving rise to any liability on the part of IRT or any of its affiliates. No award gives a participant any of the rights of a stockholder of IRT unless and until shares of common stock are in fact issued to such person in connection with such award.

Withholding. IRT or any affiliate will have the authority and the right to deduct or withhold, or require a participant to remit to IRT, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the LTIP. With respect to withholding required upon any taxable event under the LTIP, the compensation committee may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the award shares of common stock having a fair market value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the compensation committee establishes.

IRC Section 409A. The LTIP provides that it is intended that the payments and benefits provided under the LTIP and any award will either be exempt from the application of, or comply with, the requirements of IRC Section 409A and that the LTIP and all award certificates will be construed in a manner that effects such intent. Nevertheless, the LTIP provides that the tax treatment of the benefits provided under the LTIP or any award is not warranted or guaranteed and that neither IRT, its affiliates nor their respective directors, officers, employees or advisers will be held liable for any taxes, interest, penalties or other monetary amounts owed by any participant or other taxpayer as a result of the LTIP or any award. The LTIP provides that, notwithstanding anything in the LTIP or in any award certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of IRC Section 409A would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the LTIP or any award certificate by reason of the occurrence of a change in control, or the participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such change in control, disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in IRC Section 409A and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any award upon a change in control, disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution will be made on the next earliest payment or distribution date or event specified in the award certificate that is permissible under IRC Section 409A. If this provision prevents the application of a different form of payment of any amount or benefit, such payment will be made in the same form as would have applied absent such designated event or circumstance.

The LTIP provides that if any one or more awards granted under the LTIP to a participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, IRT (acting through the compensation committee) will determine which awards or portions thereof will be subject to such exemptions.

The LTIP provides that, anything in the LTIP or in any award certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of IRC Section 409A would otherwise be payable or distributable under the LTIP or any award certificate by reason of a participant’s separation from service during a period in which the participant is a specified employee (as defined below), then, subject to any permissible acceleration of payment by the compensation committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the participant’s separation from service (or, if the participant dies during such period, within 30 days after the participant’s death),in either case, referred to as the required delay period, and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the required delay period. For purposes of the LTIP, the term “specified employee” has the meaning given such term in IRC Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, IRT’s specified employees and its application of the six-month delay rule of IRC Section 409A(a)(2)(B)(i) will be determined in accordance with rules adopted by the board or any committee of the board, which will be applied consistently with respect to all nonqualified deferred compensation arrangements of IRT, including the LTIP.

Unfunded Status of Awards. The LTIP is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant pursuant to an award, nothing contained in the LTIP or any award certificate will give the participant any rights that are greater than those of a general creditor of IRT or any affiliate. The LTIP is not intended to be subject to ERISA.

Relationship to Other Benefits. No payment under the LTIP will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of IRT or any affiliate unless provided otherwise in such other plan.

Government and Other Regulations. Notwithstanding any other provision of the LTIP, no participant who acquires shares of common stock pursuant to the LTIP may, during any period of time that such participant is an affiliate of IRT, sell such shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the Securities Act, which is current and includes the shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the Securities Act, such as that set forth in Rule 144 promulgated under the Securities Act. Notwithstanding any other provision of the LTIP, if at any time the compensation committee determines that the registration, listing or qualification of the shares covered by an award upon any stock exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the purchase or receipt of shares of common stock thereunder, no shares may be purchased, delivered or received pursuant to such award unless and until such registration, listing, qualification, consent or approval will have been effected or obtained free of any condition not acceptable to the compensation committee. Any participant receiving or purchasing shares of common stock pursuant to an award will make such representations and agreements and furnish such information as the compensation committee may request to assure compliance with the foregoing or any other applicable legal requirements. IRT will not be required to issue or deliver any certificate or certificates for shares of common stock under the LTIP prior to the compensation committee’s determination that all related requirements have been fulfilled. IRT will in no event be obligated to register any securities pursuant to the Securities Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

IRT Policies. All awards under the LTIP will be subject to the applicable provisions of any applicable clawback or recoupment policies, share trading policies and other policies that may be approved by the board or the compensation committee, as such policies may be in effect from time to time

Termination of the Independent Directors LTIP. The compensation called for under the independent director plan is described below under “Director Compensation.” If the proposed termination of the independent director plan is approved by the stockholders of IRT, the compensation committee will continue current compensation called for by the directors plan for all non-management directors, including granting awards of 3,000 shares of common stock to each non-management director after the annual meeting, until such time as the compensation committee determines whether and what adjustments to director compensation would be appropriate. If the proposed termination of the independent director plan is approved by the stockholders of IRT, the compensation committee will set the cash fees for service as a director of IRT pursuant to its delegated authority from the board described above. In the event the independent director plan is terminated, the compensation committee intends to retain flexibility regarding setting appropriate director cash compensation and does not currently plan to adopt another sub-plan to the proposed LTIP setting forth director cash compensation. In the event the independent director plan is terminated, future director equity awards would be made pursuant to the terms of the proposed LTIP. If the proposed termination of the independent director plan is not approved by the stockholders of IRT, the compensation committee will also continue current compensation called for by the directors plan for all non-management directors, including granting awards of 3,000 shares of common stock to each non-management director after the annual meeting. In such circumstances, the compensation committee would also consider whether any changes to director compensation would be appropriate within the terms of the independent directors plan.

Grants Under the LTIP. Grants and payments to IRT’s non-management directors are described above. Other than these grants and payments, it is currently not possible to determine the number of shares of common stock that will be granted or who will receive any grants under the LTIP after the annual meeting. These determinable benefits or amounts are described in the table below.

New Plan Benefits

Independence Realty Trust, Inc. 2016 Long Term Incentive Plan

Name and position	Dollar value ($)	Number of units
Scott F. Schaeffer, Chairman and CEO	(1)	(1)
James J. Sebra, CFO and Treasurer	(1)	(1)
Farrell M. Ender, President	(1)	(1)
Executive Group	(1)	(1)
Non-Executive Director Group	$6.80 per share(2)	18,000(2)
Non-Executive Officer Employee Group	(1)	(1)

(1)	It is not possible to determine the dollar value or number of any awards that will be received by this person or group at this time.

(2)	The compensation committee expects to grant an award to each of the six non-management directors of 3,000 shares of common stock not subject to any restrictions or conditions at its meeting next following the annual meeting. The dollar market value is the current common stock sales price given below. It is not possible to determine the dollar value or number of any other awards that will be received by this group at this time.

Current Common Stock Sales Price. The last sales price of IRT’s shares of common stock on March 30, 2016, was $6.80 per share.

FEDERAL INCOME TAX CONSEQUENCES

The Federal income tax consequences arising with respect to awards granted under the LTIP will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the LTIP. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to grantees in the LTIP, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares of common stock. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of common stock are sold. IRT, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and IRT will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (a) if shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and IRT’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (b) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and IRT will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (c) IRT will not be entitled to a tax deduction for compensation attributable to awards granted to its chief executive officer and certain other of its executive officers, if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m) of the IRC, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1,000,000, and (d) an award may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is before the delivery of the cash or shares in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the IRC, and the requirements of Section 409A of the IRC are not satisfied.

Section 162(m) of the IRC generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer and the three highest paid executive officers (excluding the chief executive officer and the chief financial officer) in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the company that pays it. options and SARs generally qualify if they are granted at fair market value and there is an individual limit under the LTIP. Restricted stock, restricted stock units, deferred stock units, performance awards, dividend equivalents, other awards, or any other right or interest relating to the common stock or cash will generally qualify for the performance-based exception under section 162(m) of the IRC if such grants are contingent on the attainment of one or more objective performance goals. However, there is no requirement that these awards meet these requirements if they are granted under the LTIP. If they do not meet these requirements, the value of such awards will count toward the $1,000,000 limit for the affected individual. As a real estate investment trust, or REIT, the consequences of Section 162(m) of the IRC for IRT are limited. One requirement that must be met in order to qualify as a REIT is that, generally, a REIT must distribute at least 90% of the sum of its taxable income. To the extent that a REIT retains income, it must pay tax on such income just like any other corporation. As a result, to the extent executive compensation is not deductible for a REIT under Section 162(m) of the IRC, the REIT cannot deduct such compensation from income subject to the 90% distribution rule and the REIT cannot deduct such compensation from undistributed income subject to taxation. Options and SARs granted under the LTIP are generally intended to meet the requirements of Section 162(m) of the IRC. Restricted stock, restricted stock units, deferred stock units, performance awards, dividend equivalents, other awards, or any other right or interest relating to the common stock or cash granted under the LTIP will only qualify as “performance-based compensation” when the compensation committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the IRC as described above.

The LTIP provides that IRT has the right to require the grantee of any award under the LTIP to pay to the grantee’s employer an amount necessary for such employer to satisfy its federal, state or local tax withholding obligations with respect to such grants. IRT may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. The compensation committee may permit a grantee to satisfy IRT’s withholding obligation by having shares acquired pursuant to the grant withheld, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities. The LTIP also provides that the compensation committee may permit a grantee to satisfy the grantee’s withholding obligation that exceeds the minimum applicable withholding rate by transferring to IRT previously acquired shares of common stock.

PROPOSAL 4. OTHER MATTERS

As of the date of this proxy statement, the board does not intend to present and has not been informed that any other person intends to present any other matters for action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the annual meeting, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Except as set forth in this section, all shares of common stock represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage owned by each person who, to the knowledge of IRT as of March 14, 2016, is the beneficial owner of more than 5% of the outstanding shares of IRT common stock. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to warrants or convertible notes are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	RAIT Financial Trust	7,269,719	(1)	15.3%
Common Stock	Monarch Alternative Capital LP	3,390,472	(2)	7.1%
Common Stock	Senator Investment Group LP	3,399,666	(3)	7.2%

(1)	Information obtained from the Schedule 13D/A filed with the SEC on September 25, 2015 by RAIT and its subsidiaries, RAIT NTR Holdings, LLC, or RAIT NTR, Taberna IR Holdings Member, LLC, or Taberna IR, Belle Creek Member, LLC, or Belle Creek, Crestmont Member, LLC, or Crestmont, Copper Mill Member, LLC, or Copper Mill, Heritage Trace Member, LLC, or Heritage, Tresa at Arrowhead Member, LLC, or Tresa, Centrepoint Member, LLC, or Centrepoint , and Cumberland Member, LLC, or Cumberland. RAIT NTR, Taberna IR, Belle Creek, Crestmont, Copper Mill, Heritage, Tresa, Centrepoint and Cumberland are sometimes collectively referred to herein as the RAIT subsidiaries. The RAIT subsidiaries are the direct holders of the common stock while RAIT, as their ultimate parent, is an indirect beneficial owner. RAIT reports shared voting and shared dispositive power with respect to 7,269,719 shares of common stock. RAIT NTR reports shared voting and shared dispositive power with respect to 2,060,719 shares of common stock. Taberna IR reports shared voting and shared dispositive power with respect to 97,500 shares of common stock. Belle Creek reports shared voting and shared dispositive power with respect to 352,500 shares of common stock. Crestmont reports shared voting and shared dispositive power with respect to 675,000 shares of common stock. Copper Mill reports shared voting and shared dispositive power with respect to 736,500 shares of common stock. Heritage reports shared voting and shared dispositive power with respect to 550,000 shares of common stock. Tresa reports shared voting and shared dispositive power with respect to 917,500 shares of common stock. Centrepoint, reports shared voting and shared dispositive power with respect to 1,190,000 shares of common stock. Cumberland reports shared voting and shared dispositive power with respect to 690,000 shares of common stock. The address of the principal business and principal executive offices of each of RAIT and the RAIT subsidiaries is the same as the address for IRT given on the cover page hereof.

(2)	Information obtained from the Schedule 13G filed with the SEC on February 16, 2016 by Monarch Alternative Capital LP, or Monarch. Monarch has shared voting and dispositive control over the shares of common stock with MDRA GP LP and Monarch GP LLC. The address of this stockholder is c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York, 10022.

(3)	Information obtained from the Schedule 13G filed with the SEC on February 16, 2016 by Senator Investment Group LP, or Senator. Senator has shared voting and dispositive control over the shares of common stock with Alexander Klabin and Douglas Silverman. The address of this stockholder is c/o Senator Investment Group LP, 510 Madison Avenue, New York, New York 10022.

The following tables set forth the number and percentage owned as of March 14, 2016 by each of our present directors, each of our present named executives, as defined in “Executive Officer Compensation” below, and all of our present executive officers (whether or not deemed to be named executives) and directors as a group of our shares of common stock. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to vested options, warrants or share appreciation rights, or SARs, are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Directors:
	Scott F. Schaeffer	84,894	(1)	*
	William C. Dunkelberg	9,500		*
	Robert F. McCadden	16,000		*
	Mack D. Pridgen III	35,737		*
	Richard H. Ross	25,705		*
	DeForest B. Soaries, Jr	10,000		*
	Sharon M. Tsao	4,000		*

	Non-Director Executive Officers:
	James J. Sebra	45,449	(1)	*
	Farrell M. Ender	90,721	(1)	*

	All directors and executive officers as a group:
	(9 persons)	322,006		*

*	Does not exceed 1%

(1)	All of such shares of common stock are directly held by the beneficial owner named. Excludes vested SARs and SARs which may vest within 60 days of March 14, 2016 (which may be settled for shares of common stock) held by such beneficial owner since the exercise price of such SARs is above the closing price of our shares of common stock on March 14, 2016 of $6.72.

NON-DIRECTOR EXECUTIVE OFFICERS

Information is set forth below regarding the background of our executive officers who are not also directors. For our executive officer who is also a director, Scott F. Schaeffer, this information can be found above under “Proposal 1. Election of Directors—Names of Directors, Principal Occupations and Other Information.”

James J. Sebra, age 40, has served as our chief financial officer since May 2012 and our treasurer since January 2011. Mr. Sebra has also served as the chief financial officer and treasurer of RAIT since May 2012 and as the senior vice president-finance and chief accounting officer of RAIT from May 2007 to May 2012. Mr. Sebra joined RAIT in connection with its acquisition of Taberna Realty Finance Trust, or Taberna, and served as Taberna’s vice president and chief accounting officer from June 2005 until its acquisition on December 11, 2006. Prior to joining Taberna, Mr. Sebra served as the controller of Brandywine Realty Trust, a publicly held REIT, from 2004 to 2005. From 1998 to 2004, Mr. Sebra worked with Arthur Andersen LLP and KPMG LLP, public accounting firms, serving a variety of publicly held and privately held real estate companies and professional service firms. Mr. Sebra holds a Bachelor of Science in Accounting from Saint Joseph’s University in Philadelphia and a Master of Business Administration from Villanova University in Philadelphia.

Farrell M. Ender, age 40, has served as the President of IRT since August 2014, President of Independence Realty Advisors, LLC, or IRA, IRT’s advisor, since April 2013, as Senior Vice President of RAIT, the parent of IRA and IRT’s largest stockholder, from October 2007 through December 2014 and as Vice President of RAIT from October 2002 through October 2007. His experience includes acquisition, property management, construction management and disposition of apartment properties. In his capacity as Senior Vice President of RAIT, Mr. Ender was responsible for investing and structuring both debt and equity financing in commercial real estate properties for RAIT. During that time period, Mr. Ender invested over $1.2 billion on behalf of RAIT of which $833 million was directed into 65 apartment properties containing over 14,000 units. Previously, as a Vice President in RAIT’s underwriting department, Mr. Ender was responsible for performing due diligence and underwriting for approximately $300 million of investments. Before joining RAIT, from 1999 to 2002 Mr. Ender held various real estate positions at Wachovia/Maher Partners, The Staubach Company and Toll Brothers. Mr. Ender received a BBA with a major in finance from James Madison University.

OUR ADVISOR, OUR PROPERTY MANAGER AND RELATED AGREEMENTS

Our Advisor

We are externally managed and advised by Independence Realty Advisors, LLC, or IRA, our advisor pursuant to an advisory agreement. See “—Our Advisory Agreement.” Our advisor is indirectly wholly owned by RAIT and our advisor’s operations are managed by a board of managers selected by RAIT. Mr. Schaeffer serves as the chief executive officer and a manager of our advisor. Mr. Ender serves as the president of our advisor. Mr. Sebra serves as the treasurer and manager of our advisor. Biographical information regarding Mr. Schaeffer, Mr. Sebra and Mr. Ender is provided in “Proposal 1. Election of Directors-Names of Directors, Principal Occupations and Other Information” for Mr. Schaeffer and “Non-Director Executive Officers” for Messrs. Sebra and Ender.

Our Advisory Agreement

Duties of Our Advisor. Our advisory agreement provides that our advisor must manage our business and affairs in accordance with the policies and guidelines established by our board, and that the advisor is under the supervision of our board. The agreement requires our advisor to provide us with all services necessary or appropriate to conduct our business, including the following:

•

locating, presenting and recommending to us real estate investment opportunities consistent with our investment policies, acquisition strategy and objectives, including our conflicts of interest policies;

•	structuring the terms and conditions of transactions pursuant to which acquisitions and dispositions of properties will be made;

•	acquiring properties on our behalf in compliance with our investment objectives and strategies;

•	arranging for the financing and refinancing of properties;

•	administering our bookkeeping and accounting functions;

•	serving as our consultant in connection with policy decisions to be made by our board, managing our properties or causing our properties to be managed by another party;

•	monitoring our compliance with regulatory requirements, including those imposed under securities laws, NYSE MKT standards and requirements to maintain our status as a REIT; and

•	rendering other services as our board deems appropriate.

Our advisor must obtain the prior approval of our board, in connection with:

•	any investment for which the portion of the consideration paid out of our equity equals or exceeds $25,000,000, or

•

any investment that is inconsistent with the publicly disclosed investment guidelines as in effect from time to time, or, if none are then publicly disclosed, as otherwise adopted by the board from time to time.

For these purposes, “equity” means our cash on hand, exclusive of the proceeds of any debt financing incurred or to be incurred in connection with the relevant investment.

Our advisor is required to refrain from any action that, in its sole judgment, or in the sole judgment of our board, made in good faith:

•	would adversely affect our qualification as a REIT, unless the board has determined that REIT qualification is not in the best interests of us and our stockholders;

•	would subject us to regulation under the Investment Company Act of 1940, as amended;

•	is contrary to or inconsistent with our investment guidelines; or

•

would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over us or our shares of common stock, or otherwise not be permitted by our charter or bylaws.

Term of the Advisory Agreement. The advisory agreement has a term until October 1, 2020, and will be automatically renewed for additional one-year terms on each anniversary of the advisory agreement unless terminated by our advisor or by us. We may terminate the advisory agreement only for (i) cause (as defined in the advisory agreement) or (ii) for a change of control of our advisor or RAIT (as defined in the advisory agreement), if our independent directors determine that the change of control is materially detrimental to us, and, for either (i) or (ii), upon the affirmative vote of our independent directors or the affirmative vote of the holders of not less than a majority of the outstanding shares of our common stock. Our advisor may terminate the advisory agreement for good reason or for a company change of control (each as defined in the advisory agreement). Any such termination must be upon not less than 180 days’ prior notice. If we terminate the agreement without cause, or if the advisor terminates the agreement because of a material breach of the agreement by us or as a result of a change of control of our company, we must pay our advisor a termination fee. The termination fee is payable in cash unless our advisor elects, in its sole discretion, to receive all or a portion of the termination fee in shares of our common stock, subject to the limitations set forth below under “—Limitations on Receiving Shares.” The number of shares issued to our advisor as payment for the termination fee will be equal to the dollar amount of the portion of such fee that is payable in shares divided by the fee VWAP for the ten trading days prior to the termination date.

Limitations On Receiving Shares. The ability of our advisor to receive shares of our common stock as payment for all or a portion of the base management fee, incentive fee or termination fee due under the terms of our advisory agreement is subject to the following limitations: (i) the ownership of such shares of common stock by our advisor not violating the ownership limitations set forth in our charter, after giving effect to any exception from such ownership limitations that our board may grant to our advisor or its affiliates; and (ii) our compliance with all applicable restrictions under the U.S. federal securities laws and the rules of the NYSE MKT. To the extent that payment of any fee in shares of our common stock would result in a violation of the ownership limits set forth in our charter (taking into account any applicable waiver or any restrictions imposed under the U.S. federal securities laws or the rules of the NYSE MKT), all or a portion of such fee payable to our advisor will be payable in cash to the extent necessary to avoid such violation.

For a description of the compensation paid to our advisor pursuant to the advisory agreement, see “Certain Relationships and Related Party Transactions—Fees and Expenses Paid to Our Advisor.”

Liability and Indemnification of Advisor. Under the advisory agreement, we are also required to indemnify the advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the advisor’s acts or omissions.

Other Activities of Advisor and its Affiliates. The advisor and its affiliates expect to engage in other business ventures, and as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, the advisor must devote sufficient resources to our administration to discharge its obligations. The advisor may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

Our Property Manager

RAIT Residential, our property manager, is a Delaware limited liability company formed on April 9, 2009 as an indirect subsidiary of Jupiter Realty Corporation, a Chicago-based residential and commercial real estate firm established in 1985. In May 2009, RAIT acquired a 75% controlling equity interest in our property manager. In July 2015, RAIT acquired the remaining 25% of the equity of our property manager held by unaffiliated investors, making RAIT Residential RAIT’s wholly owned subsidiary. RAIT Residential provides property management services to apartment properties, including IRT’s properties. Our property manager is a full-service apartment property management company that, as of December 31, 2015, employed approximately 420 staff and professionals and manages approximately 20,000 apartment units for RAIT and third parties.

RAIT Residential provides property management services to us under the terms of management agreements entered into on a property-by-property basis. Our property manager provides services to us in connection with the rental, leasing, operation and management of our properties.

The management agreements can be amended by written instrument executed by the party against whom the amendment is asserted. Such management agreements can be terminated at any time for negligence or misconduct in the performance of the property manager’s duties and will terminate upon written notice from our operating partnership to the property manager. The management agreements will also terminate upon our property manager’s bankruptcy, receivership, reorganization or similar financial difficulties relating to its insolvency.

For a description of the property management fees paid to our property manager, see “Certain Relationships and Related Party Transactions-Property Management Fees Paid to Our Property Manager” below.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our named executives as of December 31, 2015. Our named executives and their principal offices during 2015 were:

•	Mr. Schaeffer, our chairman and chief executive officer;

•	Mr. Sebra, our chief financial officer; and

•	Mr. Ender, our president.

There were no other executive officers of IRT serving at the end of the fiscal year ended December 31, 2015.

Overview of Compensation Program and Philosophy

Because our advisory agreement provides that our advisor is responsible for managing our affairs, our named executives and other officers have not received, nor do we expect they will in the future receive, any cash compensation, pension benefits, perquisites or other personal benefits from us for their services as our officers. We have no arrangements to make cash payments to our named executives upon their termination from service as our officers. Instead, we pay our advisor the fees described under “Certain Relationships and Related Party Transactions-Fees and Expenses Paid to Our Advisor” below. We may, however, compensate our named executives, other officers and individuals affiliated with our advisor with equity and equity-based awards or other types of awards in accordance with our long-term incentive plan, or the LTIP, intended to align their interests with the interests of our stockholders. Awards that may be granted under our LTIP include unrestricted stock, restricted stock, restricted stock units, deferred stock units, options, stock appreciation rights, or SARs, performance awards, dividend equivalents, other stock based awards and any other right or interest relating to stock or cash, which we collectively refer to herein as awards. Our compensation committee will determine if and when any of our named executives, other officers or individuals affiliated with our advisor will receive such awards. Mr. Schaeffer, our chairman and chief executive officer, provides input and recommendations to the compensation committee for the compensation, if any, paid to each of our named executives and persons affiliated with our advisor. The compensation committee considers these recommendations when making compensation decisions, including awards under the LTIP.

As discussed below, our compensation committee made restricted stock and SARs awards to the named executives in February 2015 which related to IRT’s 2014 performance and made restricted stock awards to the named executives in February 2016 which related to IRT’s 2015 performance. Additionally, our named executives are executive officers of RAIT and are compensated by RAIT, in part, for their services rendered to us. In establishing award levels, the compensation committee currently does not plan to engage in any specific benchmarking of award levels but has directed FPL to provide the compensation committee with information concerning the compensation practices of other comparable REITs.

2015 IRT Performance

In applying our compensation program and philosophy to the named executives in 2015, the compensation committee sought to recognize the executive management team’s financial and strategic accomplishments during 2015. During the year ended December 31, 2015, management focused on our acquisition of Trade Street Residential, Inc. and absorbing the growth we experienced. We refer to Trade Street Residential, Inc. as TSRE and to our acquisition of TSRE as the TSRE acquisition. We added 20 properties with 5,225 units, in the aggregate, to its portfolio in 2015, primarily as a result of the TSRE acquisition, which was completed in September 2015. As of December 31, 2015, we had $1.4 billion of gross investments in real estate, and

$1.0 billion of debt, with a weighted average effective interest cost of 3.7%. As of December 31, 2015, we owned 49 apartment properties containing an aggregate of 13,724 apartment units, or our “existing portfolio.” As of December 31, 2015, our existing portfolio had an average occupancy of 93.6% and an average monthly effective rent per occupied apartment unit of $951. As of December 31, 2015, our existing portfolio consists primarily of apartment communities geographically concentrated in the Southeastern United States. The TSRE acquisition provided us with significant benefits, including enhanced scale, improved portfolio quality, accelerated market penetration and expected immediate financial benefits as described in our annual report on Form 10-K for the fiscal year ended December 31, 2015, or the annual report. The compensation committee believed that we continue to successfully achieve our business objectives and execute our investment strategies. We provide an analysis of our financial and operational performance in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our annual report.

Say-On-Pay Vote

At our 2014 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executives. An overwhelming majority of our stockholders (99.2%) that cast votes on this proposal approved the compensation of our named executives as described in our proxy statement for the 2014 annual meeting of stockholders. The compensation committee reviewed the results of this advisory “say-on-pay” vote and considered it in determining specific award amounts granted to our named executives for 2015. The Compensation Committee will also carefully consider future stockholder votes on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions.

Say-on-Pay-Frequency Vote

At our 2014 annual meeting of stockholders, our stockholders who cast votes on this proposal recommended by a substantial majority (71.7%) that we hold an advisory stockholder vote on the compensation of our named executives every three years. As a result of this vote, the Board anticipates holding the next advisory vote on the named executives’ compensation at our 2017 annual stockholder meeting.

Cash and Other Compensation

As discussed above, we do not pay or accrue any salaries or bonuses to our named executives.

Equity-Based Compensation

As discussed above, the compensation committee may, from time to time pursuant to the LTIP, grant our named executives equity-based awards. These awards are designed to align the interests of our named executives with those of our stockholders, by allowing our named executives to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements, and are designed to promote the retention of management and to achieve strong performance for our company. These awards provide a further benefit to us by enabling our advisor and its affiliates to attract, motivate and retain talented individuals. We currently do not have any equity ownership requirements or guidelines for our named executives.

The compensation committee also seeks to design long-term incentive awards to ensure that our named executives have a continuing stake in our long-term success, that the total compensation realized by our named executives reflects our multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a large portion of their total compensation opportunity is earned over a multi-year period and could be forfeitable in the event of termination of their service to us or our affiliates.

We believe our compensation policies are particularly appropriate since we are an externally advised real estate investment trust, or REIT. REIT regulations require us to pay at least 90% of our earnings to stockholders as dividends. As a result, we believe that our common stockholders are principally interested in receiving attractive risk-adjusted dividends and in the growth of dividends and market capitalization. Accordingly, we want to provide incentives to our named executives that reward success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our named executives with the interests of our stockholders since the value our named executives receive from these awards largely depend on the value of our common stock, the potential for appreciation of that value and our capability to pay dividends. Additionally, we believe that equity-based awards are consistent with our stockholders’ interest in market capitalization growth as these individuals will be incentivized to grow our market capitalization for stockholders over time. We believe that this alignment of interests provides an incentive to our named executives to implement strategies that will enhance our overall performance and promote growth in dividends and growth in our market capitalization.

The compensation committee does not use a specific formula to calculate the number of equity awards and other rights awarded to our named executives under our LTIP. The compensation committee does not explicitly set future award levels/opportunities on the basis of what the named executives earned from prior awards. While the compensation committee will take past awards, if any, into account, it will not solely base future awards by reference to those past awards. Generally, in determining the specific amounts to be granted to an individual, the compensation committee will take into account factors such as our performance, the individual’s position, his or her contribution to our performance, and general market practices of our peers and similarly sized companies, as well as the recommendations of our advisor. The compensation committee made restricted stock awards and SARs awards to Mr. Schaeffer, Mr. Sebra and Mr. Ender relating to IRT’s 2014 performance in February 2015, or the February 2015 awards. The compensation committee made restricted stock awards to Mr. Schaeffer, Mr. Sebra and Mr. Ender relating to IRT’s 2015 performance in February 2016, or the February 2016 awards. The February 2015 awards were allocated approximately one fifth to SARs and four fifths to restricted common stock awards based on grant date fair value. The February 2016 awards were all allocated to restricted common stock awards because insufficient shares were available under the LTIP to allow for SARs under the share counting provisions of the LTIP. See the discussion under Proposal 3 above. The compensation committee continues to review the allocation among the types of equity compensation based on its analysis of the best way to design awards that meet our compensation goals within the parameters of the LTIP as in effect and based on the number of shares of common stock issuable thereunder at the relevant time.

All of the SARs awarded to date to these named executives vest in three equal annual installments and have a five year term (subject to earlier termination if their employment ends) and can be settled in shares of common stock or cash, at the discretion of the compensation committee but subject to the availability of shares of common stock under the LTIP. The compensation committee expects it will periodically evaluate how to settle any vested SARs and currently expects to settle all vested SARs with shares of common stock. SARs are valued based on a Black-Scholes option pricing model at the date of grant. All of the restricted stock awards awarded to date to these named executives vest in three equal annual installments. Restricted stock awards are valued based on the closing price of a common share on the NYSE MKT on the grant date. In accordance with SEC rules, equity compensation awards are reflected in the Summary Compensation Table based on their grant date fair value and not the year of our financial performance upon which the compensation committee based the award. As a result, the February 2016 awards, which relate to our 2015 financial performance, are not reflected in the Summary Compensation Table for 2015.

Risk Management and IRT’s Compensation Policies and Procedures.

As part of the board’s role in risk oversight, the compensation committee considers the impact of our compensation plans, policies and practices, and the incentives created by the same, on our risk profile. Based on this consideration, the compensation committee concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on IRT. Some of the factors the compensation committee considered as mitigating the risks of our compensation plans include:

•	The compensation committee retains discretion to determine incentive awards based on its consideration of multiple performance factors and does not rely on a purely formulaic approach; and

•	IRT would respond to any executive misconduct in the manner described below under “Potential Impact on Compensation from Executive Misconduct.”

The Effect of Regulatory Requirements on Our Executive Compensation

IRC Section 162(m). Our policy with respect to the deductibility limit of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the IRC, generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in our best interest. We reserve the right to authorize the payment of non-deductible compensation if we deem that it is appropriate to do so under the circumstances; however, we do not currently expect to provide compensation that would exceed such deductibility limit.

IRC Section 409A. Section 409A of the IRC applies to all forms of nonqualified deferred compensation. The compensation committee will take Section 409A into account in determining the form and timing of compensation paid to our executives in the event IRT provides any nonqualified deferred compensation.

IRC Sections 280G and 4999. IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G) and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” paid by IRT in connection with a change in control. The compensation committee does not expect to provide any compensation that would be considered an “excess parachute payment.”

Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which IRT accounts for grants of equity-based compensation to our employees in our financial statements. The compensation committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Stock Compensation” (formerly, FASB Statement 123R), or FASB ASC Topic 718, when determining the form and timing of equity compensation grants to employees, including our named executives. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Potential Impact on Compensation from Executive Misconduct. If the board determines that an executive officer has engaged in fraudulent or intentional misconduct, the board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the officer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment, initiating an action for breach of fiduciary duty and, if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results, including cancellation or forfeiture of equity-based incentive compensation. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities. Under the Dodd-Frank Act, additional guidance will be forthcoming regarding mandatory recoupment of compensation. When such guidance is available, IRT intends to adopt additional policies to implement the new requirements.

2015 Compensation Decisions

As stated above, the compensation committee made the February 2015 awards to Mr. Schaeffer, Mr. Ender and Mr. Sebra relating to our 2014 performance. The February 2015 awards to these named executives consisted of 61,000 restricted common stock awards, valued at $570,350, in the aggregate, and 183,000 SARs, in the aggregate, valued at $133,590, in the aggregate. Of the February 2015 awards, Mr. Schaeffer received 20,000 restricted common stock awards valued at $187,000 and 60,000 SARs valued at $43,800, Mr. Sebra received 16,000 restricted common stock awards valued at $149,600 and 48,000 SARs valued at $35,040 and Mr. Ender received 25,000 restricted common stock awards valued at $233,750 and 75,000 SARs valued at $54,750. As stated above, the compensation committee made the February 2016 awards to Mr. Schaeffer, Mr. Ender and Mr. Sebra relating to our 2015 performance described above. The February 2016 awards to these named executives consisted of 140,000 restricted common stock awards, valued at $870,800, in the aggregate. Of the February 2016 awards, Mr. Schaeffer received 56,000 restricted common stock awards valued at $348,320, Mr. Ender received 56,000 restricted common stock awards valued at $348,320 and Mr. Sebra received 28,000 restricted common stock awards valued at $174,160.

Mr. Schaeffer, as our chairman and chief executive officer and holding similar roles at RAIT and our advisor, and Mr. Ender, as our president and as president of our advisor, shared primary responsibility for developing and successfully implementing our business objectives, investment strategies and the TSRE acquisition in 2015 described above. As our chief financial officer and holding a similar role at RAIT and our advisor, Mr. Sebra was responsible for our financial reporting and planning and regulatory filings and the primary liaison with our independent public accounting firm.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the compensation committee recommended to Independence Realty Trust, Inc.’s (“IRT”) board of directors that the Compensation Discussion and Analysis be included in IRT’s annual report on Form 10-K for 2015 and IRT’s 2016 proxy statement. This report is provided by the following independent directors who comprise the committee:

DeForest B. Soaries, Jr., D.Min, Chairman
Robert F. McCadden
Sharon M. Tsao

Executive Officer Compensation

We provide below summary information about compensation expensed or accrued by IRT during the fiscal year ended December 31, 2015, for the following persons, who we refer to as the named executives:

•	The person who served as our chief executive officer during 2015: Scott F. Schaeffer

•	The person who served as our chief financial officer during 2015: James J. Sebra; and

•	The person who served as our president during 2015: Farrell M. Ender.

There were no other executive officers of IRT serving at the end of the fiscal year ended December 31, 2015.

Summary Compensation Table

Name and Principal Position	Year	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Scott F. Schaeffer	2015	187,000	43,800	230,800
Chief Executive Officer	2014	65,600	9,760	75,360
	2013	—	—	—

James J. Sebra	2015	149,600	35,040	184,640
Chief Financial Officer	2014	32,800	4,880	37,680
	2013	—	—	—

Farrell M. Ender	2015	233,750	54,750	288,500
President	2014	65,600	9,760	75,360

(1)	This column represents the aggregate grant date fair value of restricted common stock awards granted to each of the named executives in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on the closing price on the NYSE MKT of a common stock on the date of grant. See note 7: Equity Compensation Plans in Item 8. Financial Statements and Supplementary Data of our annual report.

(2)	This column represents the aggregate grant date fair value of SARs granted to each of the named executives in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on a Black-Scholes Option pricing model on the date of grant. See note 7: Equity Compensation Plans in Item 8. Financial Statements and Supplementary Data of our annual report.

Grants of Plan-Based Awards in 2015

The following table provides information about equity awards granted to the named executives in 2015.

Name	Grant Date	All other stock awards: Number of shares of stock or units (#)(1)	All other option awards: Number of securities underlying options (#)(2)	Exercise or base price option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Scott F. Schaeffer	2/18/2015	20,000	—	$—	$187,000
Scott F. Schaeffer	2/18/2015	—	60,000	$9.35	$43,800
James J. Sebra	2/18/2015	16,000	—	$—	$149,600
James J. Sebra	2/18/2015	—	48,000	$9.35	$35,040
Farrell M. Ender	2/18/2015	25,000	—	$—	$233,750
Farrell M. Ender	2/18/2015	—	75,000	$9.35	$54,750

(1)	This column shows the number of restricted common stock awards granted in 2015 to the named executives. These restricted common stock awards vest in three equal annual installments on the anniversary of the grant date (subject to earlier termination if the named executive’s employment ends).

(2)	This column shows the number of SARs granted in 2015 to the named executives. Each SAR represents the right to receive the excess of the fair market value (as determined under the incentive award plan) of a share of common stock on the date of exercise over the fair market value of a share of common stock on the grant date. These SARs vest in three equal annual installments on the anniversary of the grant date and have a five year term (subject to earlier termination if the named executive’s employment ends).

(3)

This column shows the full grant date fair value of restricted common stock awards or SARs under FASB ASC Topic 718 granted to the named executives in 2015. Generally, the full grant date fair value is the amount that IRT expensed in its financial statements at the grant date based on the award’s vesting schedule.

These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executives. The full grant date fair value of the restricted common stocks was the closing price of IRT’s shares of common stock on the grant date multiplied by the number of restricted common stock awards. The full grant date fair value of the SARs is based on a Black-Scholes option pricing model on the date of grant.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information on the holdings of outstanding equity awards by the named executives at December 31, 2015. These awards are comprised of SARs and restricted common stock awards. Each award is shown separately for each named executive by grant date.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested (#)
Scott F. Schaeffer	5,333	10,667	(1)	8.20	1/31/2019	5,333	(2)	40,053
		60,000	(3)	9.35	2/18/2020	20,000	(4)	150,200
James J. Sebra	2,666	5,334	(1)	8.20	1/31/2019	2,667	(2)	20,027
		48,000	(3)	9.35	2/18/2020	16,000	(4)	120,160
Farrell M. Ender	5,333	10,667	(1)	8.20	1/31/2019	5,333	(2)	40,053
		75,000	(3)	9.35	2/28/2020	25,000	(4)	187,750

(1)	These SARs vest in two equal annual installments on January 31, 2016 and January 31, 2017.

(2)	These restricted common stock awards vest in two equal annual installments on January 31, 2016 and January 31, 2017.

(3)	These SARs vest in three equal annual installments on February 18, 2016, February 28, 2017, and February 28, 2018.

(4)	These restricted common stock awards vest in three equal annual installments on February 18, 2016, February 28, 2017, and February 28, 2018.

We do not provide any of our named executives with any cash compensation or bonus, nor do we provide any named executives with pension benefits or nonqualified deferred compensation plans. We have not entered into any employment agreements with any named executive, and are not obligated to make any cash payments to a named executive upon termination of employment or a change in control of us. We do not provide any named executives with pension benefits or nonqualified deferred compensation plans. For a more thorough discussion of our executive compensation program, see the Compensation Discussion and Analysis.

Option Exercises and Stock Vested in 2015

The following table provides information on the number of shares acquired by the named executives upon the vesting of restricted common stock awards and the value realized at that time before payment of any applicable withholding taxes and brokerage commission in 2015. No SARs held by the named executives were exercised in 2015.

Name	Stock awards
	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Scott F. Schaeffer	2,666	$25,380
James J. Sebra	1,333	$12,690
Farrell M. Ender	2,666	$25,380

Director Compensation

Our director compensation is designed with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Our independent directors receive an annual fee of $30,000, payable quarterly, and are reimbursed for their out-of-pocket expenses in attending board and committee meetings. Our audit committee chairman receives an additional annual fee of $10,000, payable quarterly. In May 2015, we issued 3,000 vested shares of our common stock to each of our directors pursuant to our independent directors compensation plan, which operates as a sub-plan of our LTIP. If Proposal 3 is approved by our stockholders, we intend to terminate the independent directors compensation plan as described in Proposal 3 above. Whether or not Proposal 3 is approved by our stockholders, as described in Proposal 3 above, we intend to issue to each of our independent directors 3,000 vested shares of our common stock after the annual meeting consistent with our historical practice. The independent directors compensation plan provides that an independent director is also entitled to receive his or her annual fee in the form of our common stock or a combination of common stock and cash, at his or her election.

The following table sets forth information regarding the compensation paid or accrued by IRT during 2015 to each of our independent directors:

Director Compensation in 2015

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total($)
William C. Dunkelberg, Ph.D	30,000	26,670	56,670
Robert F. McCadden	40,000	26,670	66,670
Mack D. Pridgen III(2)	8,651	—	8,651
Richard H. Ross(2)	8,651	—	8,651
DeForest B. Soaries, Jr., D.Min	30,000	26,670	56,670
Sharon M. Tsao	30,000	26,670	56,670

	147,302	106,680	253,982

(1)	On May 14, 2015, our compensation committee made the annual stock grant contemplated by the director plan so that our four independent directors serving at that time received 12,000 shares of common stock, valued at $8.89 per share, as computed in accordance with FASB ASC Topic 718 based upon the grant date closing price of a share of our common stock on the NYSE MKT. These awards vested immediately.

(2)	Mr. Pridgen and Mr. Ross joined the board in September 2015 in connection with the TSRE acquisition and so did not receive the May 2015 stock grant and have received a pro-rated portion of the annual cash fees. Mr. Ross was not determined to be an independent director by the board; however, the compensation committee approved giving him the equivalent compensation as that of an independent director since he is a non-management director.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding IRT’s equity compensation plans as of December 31, 2015.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	351,000	(1)	$9.13	291,325	(2)
Equity compensation plans not approved by security holders	—		n/a	—

Total	351,000	(1)		291,325	(2)

(1)	Includes 351,000 common shares underlying SARs outstanding under the incentive award plan at December 31, 2015, or the outstanding SARs. This is the gross number of shares of common stock with respect to which the SARs are exercisable, not the net number of such shares which would actually be issued upon any exercise. Upon any such exercise, the difference between such gross and net number would again be available for future awards under the LTIP. Excludes 128,000 restricted common stock awards that remained subject to forfeiture at December 31, 2015 because they are neither to be issued upon exercise of outstanding options, warrants and rights nor available for future issuance. If the proposed LTIP is approved by IRT’s stockholders as contemplated by Proposal 3 described above, the share counting for SARs and other awards under the proposed LTIP will change. See “Material Features of the Plan-Share Counting” under Proposal 3 above.

(2)	Assumes the reduction of the number of shares of common stock remaining issuable under the LTIP at December 31, 2015 by the number of shares of common stock reported in column (a). Does not reflect any reduction for the February 2016 awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our board has delegated oversight of compliance with our code of ethics to our audit committee, including the review of related party transactions, potential and actual conflicts of interest and the granting of waivers to the code of business conduct and ethics. The audit committee is responsible, and has the sole authority and full power of the board, to approve or reject all related party transactions on our behalf. All related party transactions and any identified potential and actual conflicts of interest are to be reviewed and approved or rejected by the audit committee. If the audit committee finds a conflict of interest to exist with respect to a particular matter, including a related party transaction, that matter is prohibited unless a waiver of this policy is approved under the waiver process described in the code. In determining whether a conflict of interest exists, our bylaws provide that a director or officer has no responsibility to devote his or her full time to the our affairs and that any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with ours. Any waiver of the code may be made only by the audit committee. Any such waiver for executive officers, those persons described in Item 5.05 of Form 8-K or directors will be promptly publicly disclosed to the extent required by law or stock exchange regulation.

The audit committee may, in its discretion, engage independent advisors and legal counsel to assist it in its review when it deems it advisable. Our advisor’s staff are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the transaction needs to be reviewed under the processes described above.

In the ordinary course of our business operations, we have ongoing relationships and have engaged in transactions with the related entities described below. We describe in this section relationships or transactions in which the amount involved exceeds $120,000 since January 1, 2015. All of these relationships and transactions were approved or ratified by the audit committee as being on terms comparable to those available on an arm’s-length basis from an unaffiliated third party or otherwise not creating a conflict of interest.

Fees and Expenses Paid to Our Advisor

As of September 25, 2015 we entered into the Second Amendment to the Second Amended and Restated Advisory Agreement. The Second Amendment amends the advisory agreement to extend its term to October 1, 2020, and so that, for periods subsequent to October 1, 2015, our advisor is compensated as follows:

•	Quarterly base management fee of 0.375% of our cumulative equity raised; and

•	Quarterly incentive fee equal to 20% of our core funds from operations, or Core FFO, as defined in the advisory agreement, in excess of $0.20 per share.

Prior to the Second Amendment, the Second Amended and Restated Advisory Agreement, which was effective as of May 7, 2013 through September 30, 2015, provided that our advisor was compensated as follows:

•

Quarterly base management fee of 0.1875% of average gross real estate assets as of the last day of such quarter. Average gross real estate assets means the average of the aggregate book value of our real estate assets before reserves for depreciation or other similar noncash reserves and excluding the book values attributable to the eight properties that were acquired prior to August 16, 2013. We computed average gross real estate assets by taking the average of these book values at the end of each month during the quarter for which we calculated the fee.

•	An incentive fee based on our pre-incentive fee core FFO, a non-GAAP measure, as defined in the advisory agreement. The incentive fee was computed at the end of each fiscal quarter as follows:

•	No incentive fee in any fiscal quarter in which our pre-incentive fee Core FFO did not exceed the hurdle rate of 1.75% (7% annualized) of the cumulative gross amount of our equity capital; and

•	20% of the amount of our pre-incentive fee Core FFO that exceeded 1.75% (7% annualized) of the cumulative gross proceeds from our issuance of equity securities.

For the year ended December 31, 2015, our advisor earned $4,984,000 of base management fees.

For the year ended December 31, 2015, our advisor earned $629,000 of incentive fees.

As of December 31, 2015, we had liabilities payable to our advisor for base management fees and incentive fees of $1,854,000, which are included in the amounts set forth in the prior two paragraphs.

Property Management Fees Paid to Our Property Manager

We have entered into property management agreements with RAIT Residential, or our property manager, which is wholly owned by RAIT, with respect to each of our properties. Pursuant to the property management agreements, we pay our property manager property management and leasing fees on a monthly basis up to 4.0% of the gross revenues from a property for each month. Additionally, we may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Each management agreement has an initial one year term, subject to automatic one-year renewals unless either party gives prior notice of its desire to terminate the management agreement. For the year ended December 31, 2015, our property manager earned $3,675,000 of property management and leasing fees. As of December 31, 2015, we had liabilities payable to our property manager for property management and leasing fees of $440,000, which are included in the amount of fees set forth in the previous sentence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish IRT with copies of all such reports.

Based solely on our review of the reports received by us, or representations from certain reporting persons that no Form 5 filings were required for those persons, we believe that during fiscal 2015, no officers, directors or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis. As of the date of this proxy statement, we believe that all reports of ownership and changes in ownership required to be filed with the SEC relating to transactions in fiscal 2015 have been filed.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Under rules promulgated by the SEC and in accordance with our bylaws, holders of shares of common stock who desire to submit proposals for inclusion in our proxy statement for our 2017 annual meeting of stockholders, subject to compliance with the eligibility standards specified in such rules, must submit such proposals to the secretary of IRT by December 5, 2016. The proxy for the 2017 annual meeting of stockholders may confer discretionary authority to vote on any matters brought before that meeting where:

•

IRT receives notice of the proposal by December 5, 2016 and advises stockholders in the 2016 proxy statement about the nature of the proposal and how management intends to vote on the proposal, subject to exceptions, or

•	IRT has not received notice of the matter by December 5, 2016.

Our bylaws provide that nominations of individuals for election to the board and the proposal of other business to be considered by the stockholders may be made at our 2017 annual meeting of stockholders by any stockholder of IRT who was a stockholder of record both at the time of giving of notice by the stockholder and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with our bylaw requirements. For any nomination or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary and any such other business must otherwise be a proper matter for action by the stockholders. To be timely for our 2017 annual meeting of stockholders, a stockholder’s notice must set forth all information required under our bylaws and must be delivered to the secretary at our principal executive office not earlier than November 5, 2016 nor later than December 5, 2016; provided, however, that if the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. In the event that the number of directors to be elected to the board is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary at our principal executive office not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which we first make such public announcement.

In addition to our bylaws, a stockholder shall also comply with all applicable requirements of state law and of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder. Our bylaw provisions do not affect any right of a stockholder to request inclusion of a proposal in, or our right to omit a proposal from, our proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

A stockholder who wishes to submit recommendations for director candidates to the nominating committee should send a written recommendation to our executive offices, attention: nominating and governance committee chairman. The stockholder must represent that the stockholder is a stockholder of IRT and the stockholder will remain so through the date of the relevant annual meeting of stockholders of IRT and, if the stockholder is not a record owner of common shares, provide such information about the record owner as IRT may request. The recommendation must also include the written consent of the person so recommended, or the recommended person, to serve as a director if nominated and elected. The stockholder and the recommended person must also provide such additional information as the nominating committee may request, including any information requested concerning their respective backgrounds and relationships with one another and IRT and concerning the qualifications of the recommended person. All stockholder recommendations received by the nominating committee will begin to be reviewed at the first meeting of the nominating committee held after receipt of the recommendation and any additional information requested by the nominating committee. The nominating committee expects to consider nominees recommended by security holders for the 2017 annual meeting if submitted as described above by November 5, 2016.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2015 Annual Report to Stockholders, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2015, was sent to stockholders of record as of March 14, 2016. Stockholders of record as of March 14, 2016, and beneficial owners of our common stock on that date, may obtain from us, without charge, a copy of our most recent Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, by a request in writing. We will also furnish any exhibit to the Annual Report upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to IRT, at our Philadelphia address stated herein, and to the attention of the secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock on March 14, 2016.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 12, 2016. The notice of annual meeting, proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2015 are available on our website at http://investors.irtreit.com/FinancialDocs.aspx?iid=4235858.

By order of the Board of Directors

/s/ ANDERS F. LAREN
Anders F. Laren,
Secretary

March 31, 2016

APPENDIX A

GUIDELINES OF INDEPENDENCE REALTY TRUST, INC. AUDIT COMMITTEE

FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee (the “Committee”) of Independence Realty Trust, Inc. (“IRT”) has adopted the following guidelines regarding the engagement of IRT’s independent auditor to perform services for IRT:

For audit services, the independent auditor will provide the Committee with an engagement letter with respect to any fiscal year sufficiently in advance of the fourth quarterly meeting of the Committee immediately preceding that fiscal year, if practicable, and otherwise by the first quarterly meeting of the Committee in that fiscal year outlining the scope of the audit services proposed to be performed during that fiscal year, together with a fee proposal which may include a range of fees. If agreed to by the Committee, this engagement letter and associated fee(s) will be formally accepted by the Committee at either such fourth quarterly meeting or such first quarterly Committee meeting.

For non-audit services, IRT management will submit to the Committee for approval any non-audit services that it recommends the Committee engage the independent auditor to provide for any fiscal year. IRT management and the independent auditor will each confirm to the Committee that any non-audit service so submitted is permissible under all applicable legal requirements, including the listing requirements of any applicable stock exchange. In addition to these planned non-audit services, a budget estimating the expense of any such non-audit service for that fiscal year will be provided. The Committee will approve both the permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to its Chairman or, if the Chairman is not reasonably available, any other member of the Committee, the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman or such other member, as the case may be, will report action taken to the Committee at the next Committee meeting.

The independent auditor must ensure that all audit and non-audit services provided to IRT have been approved by the Committee. The Chief Financial Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least quarterly to the Audit Committee.

APPENDIX B-1

INDEPENDENCE REALTY TRUST, INC.

2016 LONG TERM INCENTIVE PLAN

(As Proposed to be Amended and Restated as of May 12, 2016)

INDEPENDENCE REALTY TRUST, INC.

2016 LONG TERM INCENTIVE PLAN

ARTICLE 1 PURPOSE	1

1.1 General	1

ARTICLE 2 DEFINITIONS	1

2.1 Definitions	1

ARTICLE 3 PLAN EFFECTIVE DATE; TERMINATION OF PLAN	5

3.1 Plan Effective Date	5
3.2 Termination of Plan	5

ARTICLE 4 ADMINISTRATION	5

4.1 Committee	5
4.2 Actions and Interpretations by the Committee	6
4.3 Authority of Committee	6
4.4 Award Certificates	6

ARTICLE 5 SHARES SUBJECT TO THE PLAN	6

5.1 Number of Shares	6
5.2 Share Counting	7
5.3 Stock Distributed	7
5.4 Share Valuation	7

ARTICLE 6 ELIGIBILITY	7

6.1 Eligibility	7
6.2 Individual Limitation	7

ARTICLE 7 STOCK OPTIONS	8

7.1 General	8
7.2 Incentive Stock Options	8

ARTICLE 8 STOCK APPRECIATION RIGHTS	8

8.1 Grant of Stock Appreciation Rights	8

ARTICLE 9 RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS	9

9.1 Grant of Restricted Stock, Restricted Stock Units and Deferred Stock Units	9
9.2 Issuance and Restrictions	9
9.3 Forfeiture	9
9.4 Delivery of Restricted Stock	9

ARTICLE 10 PERFORMANCE AWARDS	9

10.1 Grant of Performance Awards	9
10.2 Performance Goals	9
10.3 Criteria Used for Objective Performance Goals	10

ARTICLE 11 DIVIDEND EQUIVALENTS	10

11.1 Grant of Dividend Equivalents	10

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ARTICLE 12 OTHER AWARDS	10

12.1 Grant of Other Awards	10

ARTICLE 13 PROVISIONS APPLICABLE TO AWARDS	11

13.1 Term of Awards	11
13.2 Form of Payment for Awards	11
13.3 Limits on Transfer	11
13.4 Beneficiaries	11
13.5 Stock Trading Restrictions	11
13.6 Acceleration upon Death or Disability	11
13.7 Acceleration upon a Change in Control	12
13.8 Acceleration for Any Reason	12
13.9 Forfeiture Events	12
13.10 Substitute Awards	12

ARTICLE 14 CHANGES IN CAPITAL STRUCTURE	13

14.1 Mandatory Adjustments	13
14.2 Discretionary Adjustments	13
14.3 General	13

ARTICLE 15 AMENDMENT, MODIFICATION AND TERMINATION	13

15.1 Amendment, Modification and Termination	13
15.2 Awards Previously Granted	14
15.3 Compliance Amendments	14

ARTICLE 16 GENERAL PROVISIONS	14

16.1 Rights of Participants	14
16.2 Withholding	15
16.3 Special Provisions Related to Section 409A of the Code	15
16.4 Unfunded Status of Awards	16
16.5 Relationship to Other Benefits	16
16.6 Expenses	16
16.7 Titles and Headings	16
16.8 Gender and Number	16
16.9 Fractional Shares	16
16.10 Government and Other Regulations	16
16.11 Governing Law	17
16.12 Additional Provisions	17
16.13 No Limitations on Rights of Company	17
16.14 Indemnification	17
16.15 Company Policies	17

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INDEPENDENCE REALTY TRUST, INC.

2016 LONG TERM INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Independence Realty Trust, Inc. 2016 Long Term Incentive Plan (the “Plan”) is to enable Independence Realty Trust, Inc. (the “Company”) and its Affiliates (as defined below) to (1) provide an incentive to their respective employees, officers, directors, trustees, consultants and advisors and to improve the Company’s operations and increase the Company’s profits; (2) encourage such persons to accept or continue employment with or provide other service to the Company and its Affiliates, as relevant; and (3) increase the interest of such persons in the Company’s welfare through their participation in the growth in the value of the Shares. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors, trustees, consultants and advisors of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee, (iii) the Company’s advisor or an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company’s advisor, as determined by the Committee, or (iv) the Company’s property manager or an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company’s property manager, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, Performance Award, Dividend Equivalent, Other Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate; provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the

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Participant of any published Company or Affiliate code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Maryland law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g) “Change in Control” means and includes the occurrence of any one of the following events:

(i) individuals who, on the Plan Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board; provided, that any person becoming a director after the Plan Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, further, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 35% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

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(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Charter” means the articles of incorporation of the Company, as such articles of incorporation may be amended from time to time.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(j) “Committee” means the committee of the Board described in Article 4.

(k) “Company” means Independence Realty Trust, Inc., a Maryland corporation, or any successor corporation.

(l) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, director, trustee, consultant or advisor of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Status as a Participant shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

(m) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(p) “Eligible Participant” means an employee, officer, consultant, director, trustee, consultant or advisor of the Company or any Affiliate.

(q) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

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(r) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on such interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(s) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(t) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(u) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(v) “Operating Partnership” means Independence Realty Operating Partnership, LP, a Delaware limited partnership of which the Company is the sole general partner.

(w) “OP Interests” means limited partnership interests in the Operating Partnership that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in the Operating Partnership that may be exchanged or converted into such limited partnership interests.

(x) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(y) “Other Award” means a right granted to a Participant under Article 12.

(z) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(aa) “Participant” means a person who, as an employee, officer, director, trustee, consultant or advisor of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(bb) “Performance Award” means any award granted under the Plan pursuant to Article 10.

(cc) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(dd) “Plan” means the Independence Realty Trust, Inc. 2016 Long Term Incentive Plan, as amended from time to time.

(ee) “Plan Effective Date” has the meaning assigned such term in Section 3.1.

(ff) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(gg) “Restricted Stock Unit” means a right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

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(hh) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 14.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14.1.

(ii) “Shares Award” is defined in Section 5.2.

(jj) “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Section 14.1.

(kk) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(ll) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(mm) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(nn) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

PLAN EFFECTIVE DATE; TERMINATION OF PLAN

3.1. PLAN EFFECTIVE DATE. The “Plan Effective Date” shall mean May 12, 2016. The Plan initially became effective on April 6, 2011 and was amended and restated July 29, 2013.

3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Plan Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Plan Effective Date.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by the Compensation Committee appointed by the Board (which Committee shall consist of at least two directors) or its successor or such other committee of the Board to which the Board has delegated with authority to administer the Plan or, at the discretion of the Board from time to time, the Plan may be administered by the Board. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as a “non-employee director” or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any

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action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, the Company’s or an Affiliate’s counsel or any executive compensation consultant or other professional retained by the Company or any Affiliate to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

(a) grant Awards;

(b) designate Participants;

(c) determine the type or types of Awards to be granted to each Participant;

(d) determine the number of Awards to be granted and the number of Shares, OP Interests or dollar amount to which an Award will relate;

(e) determine the terms and conditions of any Award granted under the Plan;

(f) prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g) decide all other matters that must be determined in connection with an Award;

(h) establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i) make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j) amend the Plan or any Award Certificate as provided herein; and

(k) adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

4.4. AWARD CERTIFICATES. Each Award, other than an Award of Shares which are not subject to any restrictions or conditions, shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be Four Million Three Hundred Thousand (4,300,000).

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5.2. SHARE COUNTING. The number of Shares covered by an Award providing it will be settled with the issuance of Shares in whole or in part (a “Shares Award”) shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve to the extent provided for in this Section 5.2(a) through Section 5.2(d) and otherwise shall not be added back. For the avoidance of doubt: (i) Shares withheld from a Shares Award or delivered by a Participant to satisfy minimum tax withholding requirements will not be available for issuance pursuant to Awards granted under the Plan; (ii) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), the number of Shares remaining available for issuance pursuant to Awards granted under the Plan shall not be increased by the Shares so delivered (by delivery or attestation); and (iii) To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of such Option or SAR (including a net settlement of a SAR that would be reported as a disposition of Shares to the Company under Section 16 of the 1934 Act), the number of Shares remaining available for issuance pursuant to Awards granted under the Plan shall not be increased by the Shares that were not so issued. Shares covered by an Award which is not a Shares Award, including, without limitation, an Award that provides that such Award may be settled solely in cash, shall not be subtracted from the Plan share reserve at any time.

(a) To the extent that a Shares Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Shares Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Shares Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c) To the extent that the full number of Shares subject to a Shares Award is not issued by reason of failure to achieve maximum performance goals, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(d) Substitute Awards granted pursuant to Section 13.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 SHARE VALUATION. To the extent not otherwise provided for in the Plan or set by the Committee with respect to an Award, for Awards settled with respect to the equivalent value of Shares in cash or other property cash payments, such value shall be calculated based on the Fair Market Value of the Shares to which the settlement relates on the relevant date of determination.

ARTICLE 6

ELIGIBILITY

6.1. ELIGIBILITY. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

6.2 INDIVIDUAL LIMITATION. With respect to Shares Awards, the maximum aggregate number of Shares with respect to which all such Shares Awards may be made under the Plan to any individual during any calendar year shall be 500,000 Shares (subject to adjustment as described in Article 14 below). This limitation shall not apply to Awards that are not Shares Awards, including, without limitation, Awards that provide they may be settled solely with the equivalent value in cash or other property and may not be settled with Shares.

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ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.10) shall not be less than the Fair Market Value as of the Grant Date.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(d) EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(e) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(f) NO DIVIDEND EQUIVALENTS. No Option shall provide for Dividend Equivalents.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) EXERCISE TERM. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(c) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(d) NO DIVIDEND EQUIVALENTS. No SAR shall provide for Dividend Equivalents.

(e) OTHER TERMS. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

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ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to an Award of Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to an Award of Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units. Unless otherwise provided in the applicable Award Certificate, awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to stockholders or, if later, the 15th day of the third month following the date the dividends are paid to stockholders.

9.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company, any Affiliate or one or more of their respective officers and employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2 PERFORMANCE GOALS. When Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (a) the objective performance goals that

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must be met, (b) the period during which performance will be measured, (c) the maximum amounts that may be paid if the performance goals are met, and (d) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

10.3 CRITERIA USED FOR OBJECTIVE PERFORMANCE GOALS. The Committee shall use objectively determinable performance goals based on one or more of the criteria listed in Exhibit A hereto.

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1. GRANT OF DIVIDEND EQUIVALENTS. Except as provided in Sections 7.1(f) and 8.1(d), the Committee is authorized to grant Dividend Equivalents with respect to Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the third month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 12

OTHER AWARDS

12.1. GRANT OF OTHER AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, OP Interests, membership interests in a Subsidiary or operating partnership, Shares not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards. For purposes of calculating the number of Shares underlying an Other Award that is specifically payable in whole or in part in Shares, relative to the total number of Shares of Stock reserved and available for issuance under Section 5.1 hereof, the Committee shall establish under Section 5.2 the maximum number of Shares to which a grantee of such Other Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant Award Certificate, including vesting, accretion factors, conversion ratios, exchange ratios, performance criteria and the like. If and when any such conditions are no longer capable of being met, in whole or in part, the number of Shares underlying such Other Award to the extent previously reserved under Section 5.2 shall be reduced accordingly by the Committee and the related Shares shall be added back to the Shares of Stock available for issuance under the Plan. The Committee may require that Other Awards be held through a limited partnership, or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section 12.1. The provisions of the grant of Other Awards need not be the same with respect to each Participant.

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ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date.

13.2. FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

13.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

13.4. BENEFICIARIES. Notwithstanding Section 13.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

13.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.6. ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Status as a Participant by reason of death or Disability:

(i) all of that Participant’s outstanding Options and SARs shall become fully exercisable;

(ii) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(iii) the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:

(A) if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

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(B) if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C) in either such case, there shall be a pro rata payout to the Participant or his or her estate within sixty (60) days following the date of termination (unless a later date is required by Section 16.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

13.7. ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, (i) all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, and (ii) all time-based vesting restrictions on outstanding Awards shall lapse. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to Participants within thirty (30) days following the effective date of the Change in Control based upon the length of time within the performance period that has elapsed prior to the Change in Control.

13.8. ACCELERATION FOR ANY REASON. The Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.8. Notwithstanding anything in the Plan, including this Section 13.8, the Committee may not accelerate the payment of any Award if such acceleration would violate Section 409A(a)(3) of the Code.

13.9. FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

13.10. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

13.11 NO REPRICING. Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its exercise price or grant price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or SAR at

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a time when its exercise price or grant price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 14.1 below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2. DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3. GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee,

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either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

15.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Section 14.1, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

15.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 16

GENERAL PROVISIONS

16.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate

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any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, director, trustee, consultant or advisor of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d) No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

16.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A of the Code. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee) shall determine which Awards or portions thereof will be subject to such exemptions.

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(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”), and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Section 409A of the Code and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of 409A(a)(2)(B)(i) of the Code shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

16.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

16.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

16.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

16.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

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(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Maryland.

16.12. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

16.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

16.14. INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.15. COMPANY POLICIES. All Awards under the Plan shall be subject to the applicable provisions of any applicable clawback or recoupment policies, share trading policies and other policies that may be approved by the Board or the Committee, as such policies may be in effect from time to time

***

17

The foregoing is hereby acknowledged as being the Independent Realty Trust, Inc. 2016 Long Term Incentive Plan, as amended and restated through May 12, 2016.

INDEPENDENCE REALTY TRUST, INC.

By:
Name:
Title:

Exhibit A

Performance Criteria

Earnings per Share

Total revenue

Total property operating expenses

Net operating income (“NOI”)

NOI margin

Earnings before interest, taxes, depreciation and amortization (“EBITDA”)

EBITDA before acquisition expenses (“Adjusted EBITDA”)

Net income available to Shares

Earnings (loss) per share – diluted

Funds from operations (“FFO”) per share – diluted

Core funds from operations (“CFFO”) per share – diluted

Dividends per share

Total gross assets (total assets plus accumulated depreciation)

Total number of properties

Total units

Average occupancy

Average monthly effective rent, per unit

Same store portfolio average occupancy

Same store portfolio average effective monthly rent

Same store portfolio NOI

Total debt

Market equity capitalization

Total market capitalization

Ratio of total debt tototal gross assets

Ratio of net debt to total market capitalization

Ratio of net debt to adjusted EBITDA

Interest coverage

Leverage

Property Dispositions

Property Acquisitions

Net earnings,

Operating earnings,

REIT taxable income,

Capital gains,

Capital losses,

Funds from operations,

Net asset value,

Enterprise value,

Market capitalization (of the Shares, any series of the Company’s preferred shares or any combination of any or all classes or series of the Company’s equity securities),

Return on equity

Return on capital,

Return on assets,

Stockholder return,

Return on equity,

Growth in assets,

Unit volume,

Sales,

Market share,

19

Strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

The performance goals may relate to the Participant’s business unit or the performance of IRT, a Subsidiary, a Parent, or Affiliate, an entity sponsored by IRT, or IRT and its Subsidiaries and Affiliates as a whole, or any combination of the foregoing. For purposes of measuring the performance goals, the goals may exclude any or all of the following, as determined by the Committee at the time of establishing the performance goals: capital gains, capital losses, amounts resulting from accounting changes, merger, acquisition or divestiture-related amounts, non-recurring or special items or amounts resulting from restructuring, or any combination of the foregoing. Performance goals need not be uniform as among Participants. Performance goals may be measured against the prior year, any other time period, an absolute goal and/or relative to a peer group or market index.

20

APPENDIX B-2

TERMINATION

OF THE

INDEPENDENCE REALTY TRUST, INC.

INDEPENDENT DIRECTORS COMPENSATION PLAN

This TERMINATION (this “Termination”) of the Independence Realty Trust, Inc. Independent Directors Compensation Plan (the “Plan”) is made effective as of May 12, 2016 (the “Effective Date”) by Independence Realty Trust, Inc., a Maryland corporation (the “Company”).

RECITALS:

WHEREAS, the Plan was established by the Company effective as of April 5, 2011;

WHEREAS, the Plan operates as a sub-plan of the Independence Realty Trust, Inc. Long Term Incentive Plan (as amended, the “Incentive Plan”) and shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), issued under the Plan are issued under the Incentive Plan;

WHEREAS, the Company now desires to terminate the Plan to permit the Company greater flexibility regarding determining the compensation of the independent directors serving on the Company’s board of directors (the “Board”) and on committees established by the Board, including, without limitation, making future awards to directors under the terms of the Incentive Plan; and

WHEREAS, the Board has determined that the Termination would not adversely affect any award previously granted under the Plan;

NOW, THEREFORE, pursuant to the authority reserved in Section 8.1 of the Plan, subject to the approval of this Termination by the stockholders of the Company, the Plan is terminated as of the Effective Date.

The foregoing is hereby acknowledged as being the Termination of the Plan.

INDEPENDENCE REALTY TRUST, INC.

By:
Name:
Title:

APPENDIX C

INDEPENDENCE REALTY TRUST, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF INDEPENDENCE REALTY TRUST, INC.

The undersigned hereby appoints Scott F. Schaeffer and James J. Sebra, and each of them, as and for the proxies of the undersigned, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or any of them, to vote all of the shares of Common Stock of Independence Realty Trust, Inc. (“IRT”) held of record by the undersigned on March 14, 2016 at the Annual Meeting of Stockholders of IRT, to be held at 9:00 A.M. on Thursday, May 12, 2016 in IRT’s offices located at Two Logan Square, 100-120 North 18th Street, Suite 2300, Philadelphia, PA 19103, and at any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof. If you wish to attend the annual meeting and vote in person, you may contact IRT’s Investor Relations at (215) 243-9000 for directions. Each of the Proposals in this proxy is proposed by IRT. These Proposals are not related to or conditioned on the approval of other matters.

(Continued and to be signed on the reverse side) 1.1 14475

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. jOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING Of STOCKHOLDERS Of INDEPENDENCE REALTY TRUST, INC. May 12, 2016 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ------------------ ---------------- COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY Of PROXY MATERIALS fOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2016: The notice of annual meeting, proxy statement and annual report to stockholders are available at http://investors.irtreit.com/FinancialDocs.aspx?iid=4235858 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIfIED HEREIN BY THE UNDERSIGNED. If NO CHOICE IS SPECIfIED, THIS PROXY WILL BE VOTED “fOR” ALL NOMINEES LISTED, “fOR” APPROVAL Of KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING fIRM fOR INDEPENDENCE REALTY TRUST, INC. (“IRT”) fOR fISCAL 2016 AND “fOR” APPROVAL Of THE AMENDMENT AND RESTATEMENT Of THE IRT LONG TERM INCENTIVE PLAN (THE “LTIP”) AND THE TERMINATION Of THE IRT INDEPENDENT DIRECTORS COMPENSATION PLAN (THE ”DIRECTORS PLAN”). THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEfORE THE MEETING OR ANY ADjOURNMENT, POSTPONEMENT OR CONTINUATION THEREOf. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES. 00033333333030000000 1 051216 1. ELECTION OF DIRECTORS Scott F. Schaeffer William C. Dunkelberg Robert F. McCadden Mack D. Pridgen III Richard H. Ross DeForest B. Soaries, Jr. Sharon M. Tsao 2. PROPOSAL TO APPROVE THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016 FISCAL YEAR. 3. PROPOSAL TO AMEND AND RESTATE THE LTIP AND TERMINATE THE DIRECTORS PLAN. 4. To transact such other business as may properly come before the Meeting or any adjournment, postponement or continuation thereof. FOR AGAINST ABSTAIN

ANNUAL MEETING Of STOCKHOLDERS Of INDEPENDENCE REALTY TRUST, INC. May 12, 2016 IMPORTANT NOTICE REGARDING THE AVAILABILITY Of PROXY MATERIALS fOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2016: The notice of annual meeting, proxy statement and annual report to stockholders are available at http://investors.irtreit.com/FinancialDocs.aspx?iid=4235858 Please mark, sign, date and mail your proxy card promptly in the enclosed envelope. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIfIED HEREIN BY THE UNDERSIGNED. If NO CHOICE IS SPECIfIED, THIS PROXY WILL BE VOTED “fOR” ALL NOMINEES LISTED, “fOR” APPROVAL Of KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING fIRM fOR INDEPENDENCE REALTY TRUST, INC. (“IRT”) fOR fISCAL 2016 AND “fOR” APPROVAL Of THE AMENDMENT AND RESTATEMENT Of THE IRT LONG TERM INCENTIVE PLAN (THE “LTIP”) AND THE TERMINATION Of THE IRT INDEPENDENT DIRECTORS COMPENSATION PLAN (THE ”DIRECTORS PLAN”). THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEfORE THE MEETING OR ANY ADjOURNMENT, POSTPONEMENT OR CONTINUATION THEREOf. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES. 1. ELECTION OF DIRECTORS Scott F. Schaeffer William C. Dunkelberg Robert F. McCadden Mack D. Pridgen III Richard H. Ross DeForest B. Soaries, Jr. Sharon M. Tsao 2. PROPOSAL TO APPROVE THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016 FISCAL YEAR. 3. PROPOSAL TO AMEND AND RESTATE THE LTIP AND TERMINATE THE DIRECTORS PLAN. 4. To transact such other business as may properly come before the Meeting or any adjournment, postponement or continuation thereof. FOR AGAINST ABSTAIN PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the ------------------ envelope provided. ---------------- 00033333333030000000 1 051216 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.